Exhibit 4.1




                  HARSCO RETIREMENT SAVINGS AND INVESTMENT PLAN


                            Effective January 1, 2004




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                  HARSCO RETIREMENT SAVINGS AND INVESTMENT PLAN

                                TABLE OF CONTENTS

                                                                            Page



INTRODUCTION.................................................................1


ARTICLE I....................................................................2
DEFINITIONS..................................................................2
  1.1  Account...............................................................2
  1.2  ACP or Average Contribution Percentage................................2
  1.3  Administrator.........................................................2
  1.4  ADP or Average Deferral Percentage....................................2
  1.5  Beneficiary...........................................................3
  1.6  Break in Service......................................................3
  1.7  Code..................................................................3
  1.8  Committee.............................................................3
  1.9  Company...............................................................3
  1.10 Company Stock.........................................................3
  1.11 Compensation..........................................................3
  1.12 Contribution..........................................................4
  1.13 Contribution Dollar Limit.............................................5
  1.14 Direct Rollover.......................................................5
  1.15 Disability............................................................5
  1.16 Distributee...........................................................5
  1.17 Effective Date........................................................5
  1.18 Eligible Employee.....................................................5
  1.19 Eligible Retirement Plan..............................................6
  1.20 Eligible Rollover Distribution........................................6
  1.21 Employee..............................................................7
  1.22 Employer..............................................................7
  1.23 ERISA.................................................................7
  1.24 ESOP Component........................................................7
  1.25 ESOP Investment  Fund.................................................7
  1.26 Forfeiture Account....................................................7
  1.27 HCE or Highly Compensated Employee....................................7
  1.28 Hour of Service.......................................................8
  1.29 Ineligible............................................................8
  1.30 Investment Fund or Fund...............................................8
  1.31 Leased Employee.......................................................9


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  1.32 Leave of Absence......................................................9
  1.33 NHCE or Non-Highly Compensated Employee...............................9
  1.34 Normal Retirement Date................................................9
  1.35 Owner.................................................................9
  1.36 Parental Leave........................................................9
  1.37 Participant..........................................................10
  1.38 Pay..................................................................10
  1.39 Period of Employment.................................................10
  1.40 Plan.................................................................10
  1.41 Plan Year............................................................11
  1.42 QDRO.................................................................11
  1.43 Related Company......................................................11
  1.44 Savings Plan Component...............................................11
  1.45 Settlement Date......................................................11
  1.46 Spousal Consent......................................................11
  1.47 Subsidiary...........................................................11
  1.48 Taxable Income.......................................................12
  1.49 Trade Date...........................................................12
  1.50 Trust................................................................12
  1.51 Trustee..............................................................12
  1.52 Year of Vesting Service..............................................12


ARTICLE II..................................................................13
ELIGIBILITY.................................................................13
  2.1  Eligibility..........................................................13
  2.2  Ineligible Employees.................................................13
  2.3  Ineligible or Former Participants....................................13
  2.4  Transferred Employees................................................13


ARTICLE III.................................................................14
PARTICIPANT CONTRIBUTIONS...................................................14
  3.1  Pre-tax Contribution Election........................................14
  3.2  After-tax Contribution Election......................................14
  3.3  Changing a Contribution Election.....................................14
  3.4  Revoking and Resuming a Contribution Election........................14
  3.5  Contribution Percentage Limits.......................................15
  3.6  Refunds When Contribution Dollar Limit Exceeded......................15
  3.7  Timing, Posting and Tax Considerations...............................16
  3.8  Catch-up Contribution................................................16


ARTICLE IV..................................................................17
ROLLOVERS & TRUST-TO-TRUST TRANSFERS........................................17


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  4.1  Rollovers............................................................17
  4.2  Transfers From Other Qualified Plans.................................18


ARTICLE V...................................................................19
EMPLOYER CONTRIBUTIONS......................................................19
  5.1  Company Matching Contributions.......................................19
  5.2  Company Discretionary Contributions..................................19
  5.3  Qualified Non-Elective Contributions.................................20


ARTICLE VI..................................................................21
ACCOUNTING..................................................................21
  6.1  Individual Participant Accounting....................................21
  6.2  Trade Date Accounting and Investment Cycle...........................21
  6.3  Accounting for Investment Funds......................................21
  6.4  Payment of Fees and Expenses.........................................21
  6.5  Accounting for Participant Loans.....................................22
  6.6  Error Correction.....................................................22
  6.7  Participant Statements...............................................22
  6.8  Special Accounting During Conversion Period..........................23
  6.9  Accounts for QDRO Beneficiaries......................................23


ARTICLE VII.................................................................24
INVESTMENT FUNDS AND ELECTIONS..............................................24
  7.1  Investment Funds.....................................................24
  7.2  Investment Fund Elections............................................24
  7.3  Responsibility for Investment Choice.................................25
  7.4  Default if No Election...............................................25
  7.5  Timing...............................................................25


ARTICLE VIII................................................................26
VESTING & FORFEITURES.......................................................26
  8.1  Fully Vested Contribution Accounts...................................26
  8.2  Full Vesting upon Certain Events.....................................26
  8.3  Vesting Schedule.....................................................26
  8.4  Forfeitures..........................................................27
  8.5  Rehired Employees....................................................27


ARTICLE IX..................................................................28
PARTICIPANT LOANS...........................................................28
  9.1  Participant Loans Permitted..........................................28
  9.2  Loan Application, Note and Security..................................28


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  9.3  Spousal Consent......................................................28
  9.4  Loan Approval........................................................28
  9.5  Loan Funding Limits..................................................28
  9.6  Maximum Number of Loans..............................................29
  9.7  Source and Timing of Loan Funding....................................29
  9.8  Interest Rate........................................................29
  9.9  Repayment............................................................30
  9.10 Repayment Hierarchy..................................................30
  9.11 Repayment Suspension.................................................30
  9.12 Loan Default.........................................................30
  9.13 Call Feature.........................................................30
  9.14 Rollover of Loan Balance.............................................31


ARTICLE X...................................................................32
IN-SERVICE WITHDRAWALS......................................................32
  10.1 In-service Withdrawals Permitted.....................................32
  10.2 In-service Withdrawal Application and Notice.........................32
  10.3 Spousal Consent......................................................32
  10.4 In-Service Withdrawal Approval.......................................32
  10.5 Minimum Amount, Payment Form and Medium..............................33
  10.6 Source and Timing of In-Service Withdrawal Funding...................33
  10.7 Hardship Withdrawals.................................................33
  10.8 After-tax Account Withdrawals........................................35
  10.9 Rollover Account Withdrawals.........................................35
  10.10Over Age 59-1/2 Withdrawals..........................................35


ARTICLE XI..................................................................37
DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR AS REQUIRED BY LAW....................37
  11.1 Benefit Information, Notices and Election............................37
  11.2 Spousal Consent......................................................37
  11.3 Payment Form and Medium..............................................38
  11.4 Source and Timing of Distribution Funding............................39
  11.5 Deemed Distribution..................................................39
  11.6 Latest Commencement Permitted........................................39
  11.7 Payment Within Life Expectancy.......................................39
  11.8 Incidental Benefit Rule..............................................40
  11.9 Beneficiary Designation..............................................40
  11.10QJSA and QPSA Information and Elections..............................41
  11.11Benefits to Minors and Incompetents..................................42
  11.12Unclaimed Benefits...................................................43


ARTICLE XII.................................................................44


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ADP AND ACP TESTS...........................................................44
  12.1 Contribution Limitation Definitions..................................44
  12.2 Special Testing of Pre-tax Contributions.............................45
  12.3 Special Testing of Contributions.....................................47
  12.4 Separate Testing.....................................................48


ARTICLE XIII................................................................49
MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS................................49
  13.1 Annual Addition Defined..............................................49
  13.2 Maximum Annual Addition..............................................49
  13.3 Avoiding an Excess Annual Addition...................................49
  13.4 Correcting an Excess Annual Addition.................................49
  13.5 Correcting a Multiple Plan Excess....................................50


ARTICLE XIV.................................................................51
TOP HEAVY RULES.............................................................51
  14.1 Top Heavy Definitions................................................51
  14.2 Special Contributions................................................52
  14.3 Special Vesting......................................................52


ARTICLE XV..................................................................53
PLAN ADMINISTRATION.........................................................53
  15.1 Plan Delineates Authority and Responsibility.........................53
  15.2 Fiduciary Standards..................................................53
  15.3 Company is ERISA Plan Administrator..................................53
  15.4 Administrator Duties.................................................54
  15.5 Advisors May be Retained.............................................54
  15.6 Delegation of Administrator Duties...................................55
  15.7 Committee Operating Rules............................................55


ARTICLE XVI.................................................................56
MANAGEMENT OF INVESTMENTS...................................................56
  16.1 Trust Agreement......................................................56
  16.2 Investment Funds.....................................................56
  16.3 Authority to Hold Cash...............................................57
  16.4 Trustee to Act Upon Instructions.....................................57
  16.5 Administrator Has Right to Vote Registered Investment Company Shares.57
  16.6 Custom Fund Investment Management....................................57
  16.7 Authority to Segregate Assets........................................58
  16.8 Maximum Permitted Investment in Company Stock........................58
  16.9 Participants Have Right to Vote and Tender Company Stock.............59


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  16.10 Registration and Disclosure for Company Stock........................59
  16.11 Reinvestment of Dividends Paid on Company Stock in the
        Company Stock Fund...................................................59


ARTICLE XVII................................................................60
RIGHTS, PROTECTION, CONSTRUCTION, AND JURISDICTION..........................60
  17.1 Plan Does Not Affect Employment Rights...............................60
  17.2 Limited Return of Contributions......................................60
  17.3 Assignment and Alienation............................................60
  17.4 Claims Procedure Other Than Disability...............................61
  17.5 Claims Appeal Procedure for Disability...............................62
  17.6 Construction.........................................................63
  17.7 Jurisdiction and Severability........................................63
  17.8 Indemnification by Employer..........................................63
  17.9 Reemployment of Veterans.............................................64


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ARTICLE XVIII...............................................................65
AMENDMENT, MERGER AND TERMINATION...........................................65
  18.1 Amendment............................................................65
  18.2 Merger...............................................................65
  18.3 Plan Termination.....................................................66
  18.4 Amendment and Termination Procedures.................................66
  18.5 Termination of Employer's Participation..............................67
  18.6 Replacement of the Trustee...........................................67
  18.7 Final Settlement and Accounting of Trustee...........................67


ADOPTION OF THE PLAN........................................................68


APPENDIX A..................................................................69
INVESTMENT FUNDS............................................................69
  I.   Investment Funds Available...........................................69
  II.  Default Investment  Fund.............................................69
  III. Maximum Percentage Restrictions Applicable to Certain
       Investment Funds.....................................................69


APPENDIX B..................................................................70
MINIMUM DISTRIBUTION REQUIREMENTS...........................................70


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                                  INTRODUCTION

Effective January 1, 1979 Harsco Corporation (the "Company") established the Harsco Corporation Savings Plan for the benefit of eligible employees of the Company and its participating affiliates. The Harsco Corporation Savings Plan was amended from time to time following the date of its original adoption.

Effective January 1, 2004, the Company does hereby establish the Harsco Retirement Savings and Investment Plan (the "Plan") the terms of which are hereinafter set forth. The purpose of this Plan is to provide retirement income for the benefit of its Eligible Employees and their Beneficiaries, but limited to those who qualify in accordance with the terms and conditions of the Plan as set forth herein.

Effective January 1, 2004, the account balances of all salaried employees who were participants in the Harsco Corporation Savings Plan as of December 31, 2003 and are Eligible Employees hereunder were spun off and transferred into this Plan.

The Company intends that this Plan, together with the Trust Agreement, shall meet all the pertinent requirements for qualification under the Internal Revenue Code of 1986, as amended, and any other requirements under the Employee
Retirement Income Security Act of 1974, as amended, and the Plan and Trust Agreement shall be interpreted, wherever possible, to comply with the terms of said Code and Act and all formal regulations and rulings pertinent to the Plan and Trust Agreement issued thereunder.

This Plan is intended to constitute a qualified profit sharing plan, as described in Code section 401(a), which includes a qualified cash or deferred arrangement, as described in Code section 401(k) and an employee stock ownership plan, as described in Code section 4975(e)(7). In addition, this Plan is intended to meet the safe harbor requirements of Code sections 401(k)(12) and 401(m)(11).

The provisions of this Plan shall apply only to an Eligible Employee who is credited with an Hour of Service on or after January 1, 2004, except to the extent otherwise stated in this document.

The Plan provisions in effect at the time of termination of employment will apply to the Account of the terminating Participant.


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                                    ARTICLE I

                                   DEFINITIONS

When capitalized, the words and phrases below have the following meanings unless different meanings are clearly required by the context:

1.1   Account

      The records maintained for purposes of accounting for a Participant's interest in the Plan. Account may refer to one or all of the following accounts which have been created on behalf of a Participant to hold specific types of Contributions under the Plan:

      (a)   Pre-tax Account - An account created to hold Pre-tax Contributions.

      (b)   After-tax   Account  -  An  account   created   to  hold   After-tax
            Contributions.

      (c)   Rollover   Account   -  An   account   created   to  hold   Rollover
            Contributions.

      (d) Company Matching Account - An account created to hold Company Matching Contributions.

      (e) Prior Match Account - An account created to hold Prior Match Contributions.

      (f) Qualified Non-Elective Contribution Account - An account created to hold Qualified Non-Elective Contributions.

      (g) Prior Employer Account - An account created to hold either (1) employer matching contributions and profit sharing balances from the Track Technologies Savings Plan or (2) contributions from the Maryland Slag Co. Retirement Savings Plan, whichever is applicable to a Participant.

1.2   ACP or Average Contribution Percentage

      The percentage calculated in accordance with Section 12.1.

1.3   Administrator

      The Company, which may delegate all or a portion of the duties of the Administrator under the Plan to a Committee in accordance with Section 15.6.

1.4   ADP or Average Deferral Percentage

      The percentage calculated in accordance with Section 12.1.


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1.5   Beneficiary

      The person or persons who is to receive benefits after the death of the Participant pursuant to the Beneficiary Designation paragraph in Section 11.10, or as a result of a QDRO.

1.6   Break in Service

      The fifth anniversary (or sixth anniversary if absence from employment was due to a Parental Leave) of the date on which a Participant's employment ends.

1.7   Code

      The Internal Revenue Code of 1986, as amended. Reference to any specific Code section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

1.8   Committee

      If applicable, the Plan Administrative Committee which has been appointed by the Company to administer the Plan in accordance with Section 15.6.

1.9   Company

      Harsco Corporation or any successor by merger, purchase or otherwise.

1.10  Company Stock

      Shares of common stock of the Company, its predecessor(s), or its successors or assigns, or any corporation with or into which said corporation may be merged, consolidated or reorganized, or to which a majority of its assets may be sold.

1.11  Compensation

      The sum of a Participant's Taxable Income and salary reductions, if any, pursuant to Code sections 125, 132(f)(4), 402(e)(3), 402(h), 403(b),
      414(h)(2) or 457, but excluding any taxable fringe benefits such as restricted stock, moving expenses, tuition reimbursements and imputed income from life insurance.

      For purposes of determining benefits under this Plan on and after January 1, 2002, Compensation is limited to $200,000 (as indexed for the cost of living pursuant to Code sections 401(a)(17) and 415(d) per Plan Year. For the purpose of determining HCEs and key employees, Compensation for the entire Plan Year shall be used. For the purpose of determining ADP and ACP, Compensation shall be limited to amounts paid to an Eligible


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      Employee while a Participant.

1.12  Contribution

      An amount contributed to the Plan by the Employer or an Eligible Employee, and allocated by contribution type to Participants' Accounts, as described in Section 1.1. Specific types of contribution include:

      (a) Pre-tax Contribution - An amount contributed by the Employer on an eligible Participant's behalf in conjunction with a Participant's Code section 401(k) salary deferral election.

      (b) After-tax Contribution - An amount contributed by a Participant on an After-tax basis.

      (c) Rollover Contribution - An amount contributed by an Eligible Employee which originated from another employer's qualified plan.

      (d) Company Discretionary Contribution - An amount, if any, contributed by the Employer on an eligible Participant's behalf based upon the Participant's Pay. The Employer reserves the right to adjust the level of Company Discretionary Contributions or to make no Company Discretionary Contributions.

      (e) Company Matching Contribution - An amount, if any, contributed by the Employer on an eligible Participant's behalf based upon the amount contributed by the eligible Participant. The Employer reserves the right to adjust the level of Company Matching Contributions or to make no Company Matching Contributions.

      (f) Prior Match Contribution - An amount previously contributed by the Employer on an eligible Participant's behalf based upon the amount contributed by the Participant under former Plan provisions, which continue to be accounted for in the Plan.

      (g) Qualified Non-Elective Contribution - An amount contributed by the Employer on behalf of eligible NHCE Participants to enable the Plan to meet the testing requirements contained in Article XII. The Employer reserves the right to either make Qualified Non-Elective Contributions or to reduce the accounts of HCEs as needed to pass the required testing.

      (h) Prior Employer Contribution - An amount previously contributed as employer matching contributions and profit sharing contributions under the Track Technologies Savings Plan, which continue to be accounted for under this Plan.


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1.13  Contribution Dollar Limit

      The annual limit placed on each Participant's Pre-tax Contributions exclusive of Catch-up Contributions, which shall be $13,000 for calendar year 2004, $14,000 for calendar year 2005, and $15,000 for calendar year 2006 and thereafter. For purposes of this Section 1.13, a Participant's Pre-tax Contributions shall include (i) any Employer contribution, exclusive of Catch-up Contributions, made under any qualified cash or deferred arrangement as defined in Code section 401(k) to the extent not includible in gross income for the taxable year under Code section 402(e)(3) or 402(h)(1)(B) (determined without regard to Code section
      402(g)), and (ii) any Employer contribution, exclusive of Catch-up Contributions, to purchase an annuity contract under Code section 403(b) under a salary reduction agreement (within the meaning of Code section 3121(a)(5)(D)).

1.14  Direct Rollover

      A payment from the Plan to an Eligible Retirement Plan specified by a Distributee.

1.15  Disability

      A Participant's total and permanent, mental or physical disability resulting in termination of employment as evidenced by presentation of medical evidence satisfactory to the Administrator.

1.16  Distributee

      An Employee or former Employee, the surviving spouse of an Employee or former Employee and a spouse or former spouse of an Employee or former Employee determined to be an alternate payee under a QDRO.

1.17  Effective Date

      January 1, 2004, unless stated otherwise. In general, the provisions of this document only apply to Participants who are Employees on or after the Effective Date. However, investment and distribution provisions apply to all Participants with Account balances to be invested or distributed after the Effective Date.

1.18  Eligible Employee

      An Employee of an Employer who is compensated on a salaried basis. Eligible Employee specifically excludes any Employee:

      (a) whose compensation and conditions of employment are covered by a collective bargaining agreement to which an Employer is a party unless the agreement calls for the Employee's participation in the Plan;


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      (b)   who is  compensated  by the  Employer  on an  hourly  basis and is a participant in the Harsco Corporation Savings Plan;

      (c) who is employed by Air X-Changers and compensated on a salaried basis;

      (d)   who  is  treated  as an  Employee  because  he or  she  is a  Leased
            Employee; or

      (e) who is a nonresident alien who (i) either receives no earned income (within the meaning of Code section 911(d)(2)), from sources within the United States under Code section 861(a)(3); or (ii) receives such earned income from such sources within the United States but such income is exempt from United States income tax under an applicable income tax convention.

1.19  Eligible Retirement Plan

      An individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), an annuity contract described in Code section 403(b), an eligible plan described in Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, or a qualified trust described in Code section 401(a), that accepts a Distributee's Eligible Rollover Distribution. This definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a QDRO. A Roth IRA is not considered an Eligible Retirement Plan.

1.20  Eligible Rollover Distribution

      A distribution of all or any portion of the balance to the credit of a Distributee, excluding a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of a Distributee or the joint lives (or joint life expectancies) of a Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; a distribution to the extent such distribution is required under Code section 401(a)(9); made on account of hardship; and the portion of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities). Notwithstanding this final exclusion, the portion of a distribution that consists of after-tax employee contributions which are not includable in gross income shall not fail to be an Eligible Rollover Distribution if it is transferred to an individual retirement account or annuity described in Code sections 408(a) or (b) or to a defined contribution plan described in Code sections 401(a) or 403(a) that agrees to separately account for amounts so transferred based on the portion includable in gross income and the portion not so includable.


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1.21  Employee

      An individual who is:

      (a) directly employed by any Related Company and for whom any income for such employment is subject to withholding of income or social security taxes, or

      (b)   a Leased Employee.

1.22  Employer

      The Company and any Subsidiary or other Related Company of either the Company or a Subsidiary which adopts this Plan with the approval of the Company.

1.23  ERISA

      The Employee Retirement Income Security Act of 1974, as amended. Reference to any specific section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

1.24  ESOP Component

      The portion of the Plan that is intended to qualify as an employee stock ownership plan as defined under Code section 4975(e)(7).

1.25  ESOP Investment  Fund

      The fund maintained for a Participant's (or his Beneficiary's) allocable share of Company cash contributions to the ESOP Component of the Plan and the Participant's allocable share of cash dividends on Company Stock in the ESOP Component.

1.26  Forfeiture Account

      An account holding amounts forfeited by Participants who have left the Employer pending disposition as provided in this Plan and as directed by the Administrator.

1.27  HCE or Highly Compensated Employee

      An Employee described as a Highly Compensated Employee in Article XII.


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1.28  Hour of Service

      Each hour for which an Employee is entitled to:

      (a)   payment for the performance of duties for any Related Company;

      (b) payment from any Related Company for any period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, sickness, incapacity (including disability), layoff, leave of absence, jury duty or military service;

      (c) back pay, irrespective of mitigation of damages, by award or agreement with any Related Company (and these hours shall be credited to the period to which the agreement pertains); or

      (d) no payment, but is on a Leave of Absence (and these hours shall be based upon his or her normally scheduled hours per week or a 40 hour week if there is no regular schedule).

      The crediting of hours for which no duties are performed shall be in accordance with Department of Labor regulation sections 2530.200b-2(b) and
      (c). Actual hours shall be used whenever an accurate record of hours are maintained for an Employee. Otherwise, an equivalent number of hours shall be credited for each payroll period in which the Employee would be credited with at least 1 hour. The payroll period equivalencies are 45 hours weekly, 90 hours biweekly, 95 hours semimonthly and 190 hours monthly.

      An Employee's service with a predecessor or acquired company shall only be counted in the determination of his or her Hours of Service for eligibility and/or vesting purposes if (1) the Company directs that credit for such service be granted, or (2) a qualified plan of the predecessor or acquired company is subsequently maintained by any Employer or Related Company.

1.29  Ineligible

      The Plan status of an  individual  during the period in which he or she is
      (1) an Employee of a Related Company which is not then an Employer, (2) an Employee, but not an Eligible Employee, or (3) not an Employee.

1.30  Investment Fund or Fund

      An investment fund as described in Section 16.2. The Investment Funds authorized by the Administrator to be offered as of the Effective Date to Participants and Beneficiaries are as set forth in Appendix A.

1.31  Leased Employee

      An individual who is deemed to be an employee of any Related Company as provided in Code section 414(n) or (o).

1.32  Leave of Absence

      A period during which an individual is deemed to be an Employee, but is absent from active employment, provided that the absence:

      (a)   was authorized by a Related Company; or

      (b) was due to military service in the United States armed forces and the individual returns to active employment within the period during which he or she retains employment rights under federal law.

1.33  NHCE or Non-Highly Compensated Employee

      An Employee described as a Non-Highly Compensated Employee in Article XII.

1.34  Normal Retirement Date

      The later of the date of a Participant's 65th birthday or attainment of five Years of Vesting Service. With respect to a Participant with a Prior Employer Account from the Maryland Slag Co. Retirement Savings Plan, the date of such a Participant's 65th birthday.

1.35  Owner

      A person with an ownership interest in the capital, profits, outstanding stock or voting power of a Related Company within the meaning of Code section 318 or 416 (which exclude indirect ownership through a qualified plan).

1.36  Parental Leave

      The period of absence from work by reason of pregnancy, the birth of an Employee's child, the placement of a child with the Employee in connection with the child's adoption, or caring for such child immediately after birth or placement as described in Code section 410(a)(5)(E).

1.37  Participant

      An Eligible Employee who begins to participate in the Plan after completing the eligibility requirements as described in Section 2.1. An Eligible Employee who makes a Rollover Contribution prior to completing the eligibility requirements as described in Section 2.1 shall also be considered a Participant except for purposes of provisions related to Contributions (other than a Rollover Contribution). A Participant's participation continues until his or her employment with all Related Companies ends and his or her Account is distributed or forfeited.

1.38  Pay

      All cash compensation paid to an Eligible Employee by an Employer while a Participant during the current period.

      Pay is neither increased nor decreased by any salary credit or reduction pursuant to Code sections 125, 132(f)(4), or 402(e)(3). Pay is limited to $205,000 (as indexed for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year.

1.39  Period of Employment

      The period beginning on the date an Employee first performs an hour of service and ending on the date his or her employment ends. Employment ends on the date the Employee quits, retires, is discharged, dies or (if earlier) the first anniversary of his or her absence for any other reason. The period of absence starting with the date an Employee's employment temporarily ends and ending on the date he or she is subsequently re-employed is (1) included in his or her Period of Employment if the period of absence does not exceed one year, and (2) excluded if such period exceeds one year.

      Period of Employment includes the period prior to a Break in Service.

      An Employee's service with a predecessor or acquired company shall only be counted in the determination of his or her Period of Employment for eligibility and/or vesting purposes if (1) the Company directs that credit for such service be granted, or (2) a qualified plan of the predecessor or acquired company is subsequently maintained by any Employer or Related Company.

1.40  Plan

      The Harsco Corporation Salaried Employees Savings Plan set forth in this document, as from time to time amended.

1.41  Plan Year

      The annual accounting period of the Plan which ends on each December 31.

1.42  QDRO

      A domestic relations order which the Administrator has determined to be a qualified domestic relations order within the meaning of Code section 414(p).

1.43  Related Company

      With respect to any Employer, that Employer and any corporation, trade or business which is, together with that Employer, a member of the same controlled group of corporations, a trade or business under common control, or an affiliated service group within the meaning of Code section 414(b), (c), (m) or (o).

1.44  Savings Plan Component

      The portion of the Plan that consists of the profit sharing plan under Code section 401(a) and is not intended to qualify as an employee stock ownership plan.

1.45  Settlement Date

      For each Trade Date, the Trustee's next business day.

1.46  Spousal Consent

      The written consent given by a spouse to a Participant's election or waiver of a specified form of benefit, including a loan or in-service withdrawal, or Beneficiary designation. The spouse's consent must acknowledge the effect on the spouse of the Participant's election, waiver or designation and be duly witnessed by a Plan representative or notary public. Spousal Consent shall be valid only with respect to the spouse who signs the Spousal Consent and only for the particular choice made by the Participant which requires Spousal Consent. A Participant may revoke (without Spousal Consent) a prior election, waiver or designation that required Spousal Consent at any time before payments begin. Spousal Consent also means a determination by the Administrator that there is no spouse, the spouse cannot be located, or such other circumstances as may be established by applicable law.

1.47  Subsidiary

      A company which is 50% or more owned, directly or indirectly, by the Company.

1.48  Taxable Income

      Compensation in the amount reported by the Employer as "Wages, tips and other compensation" on Form W-2, or any successor method of reporting under Code section 6041(d).

1.49  Trade Date

      Each day the Investment Funds are valued, which is normally every day the assets of such Funds are traded.

1.50  Trust

      The legal entity created by those provisions of the Trust document which relate to the Trustee. The Trust is incorporated by reference in the Plan and holds the Plan assets which are comprised of the aggregate of Participants' Accounts, any unallocated funds invested in deposit or money market type assets pending allocation to Participants' Accounts or disbursement to pay Plan fees and expenses and the Forfeiture Account.

1.51  Trustee

      Putnam Fiduciary Trust Company.

1.52  Year of Vesting Service

      A 12 consecutive month Period of Employment.

      Years of Vesting Service shall include service credited prior to January 1, 1979.

                                   ARTICLE II

                                   ELIGIBILITY

2.1   Eligibility

      All Eligible Employees as of January 1, 2004 who were participating in the Harsco Corporation Savings Plan shall be eligible to participate in this Plan as of January 1, 2004. Each other Employee shall become a Participant on January 1, 2004 or thereafter, as of the first payroll of January, April, July or October after the date of hire (or as soon as administratively possible thereafter) for full-time Eligible Employees. A part-time Eligible Employee shall become a Participant on the first payroll of January, April, July or October after the date he or she is credited with at least 1,000 Hours of Service (or as soon as administratively possible thereafter) within the first 12 months of employment or any calendar year thereafter. The initial eligibility period begins on the date an Employee first performs an Hour of Service. Subsequent eligibility periods begin with the start of each Plan Year beginning after the first Hour of Service is performed.

2.2   Ineligible Employees

      If an Employee completes the above eligibility requirements, but is Ineligible at the time participation would otherwise begin (if he or she were not Ineligible), he or she shall become a Participant on the first subsequent date on which he or she is an Eligible Employee.

2.3   Ineligible or Former Participants

      A Participant may not make or share in Plan Contributions nor generally be eligible for new Plan loans during the period he or she is Ineligible, but he or she shall continue to participate for all other purposes. An Ineligible Participant or former Participant shall automatically become an active Participant on the date he or she again becomes an Eligible Employee.

2.4   Transferred Employees

      An Employee who is compensated on an hourly basis, transfers employment to a position compensated on a salaried basis, and becomes an Eligible Employee shall be eligible to participate in the Plan only when the former hourly Employee is no longer an active participant in any other qualified retirement program to which the Employer is contributing.

                                   ARTICLE III

                            PARTICIPANT CONTRIBUTIONS

3.1   Pre-tax Contribution Election

      Upon becoming a Participant, an Eligible Employee may elect to reduce his or her Compensation by an amount which does not exceed the Contribution Dollar Limit, within the limits described in the Contribution Percentage Limits paragraph of this Article III, and have such amount contributed to the Plan by the Employer as a Pre-tax Contribution. The election shall be made as a whole percentage of Compensation in such manner and with such advance notice as prescribed by the Administrator. In no event shall an Employee's Pre-tax Contributions under the Plan and all other plans, contracts or arrangements of all Related Companies exceed the Contribution Dollar Limit for the Employee's taxable year beginning in the Plan Year, except that any Catch-up Contributions made by an Employee pursuant to
      Section 3.8 of the plan shall not be taken into account for this purpose.

3.2   After-tax Contribution Election

      Upon becoming a Participant, an Eligible Employee may elect to make After-tax Contributions to the Plan in an amount which does not exceed the limits described in the Contribution Percentage Limits paragraph of this
      Article III. The election shall be made as a whole percentage of Compensation in such manner and with such advance notice as prescribed by the Administrator.

3.3   Changing a Contribution Election

      A Participant who is an Eligible Employee may change his or her Pre-tax and/or After-tax Contribution election as of the first payroll in January, April, July or October in such manner and with such advance notice as prescribed by the Administrator, and such election shall become effective with the first payroll paid after such date (or as soon as administratively practical thereafter). Participants' Contribution election percentages shall automatically apply to Pay increases or decreases.

3.4   Revoking and Resuming a Contribution Election

      A Participant may revoke his or her Contribution election at any time in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective with the first payroll paid after such date.

      A Participant may resume Contributions by making a new Contribution election at the same time in which a Participant may change his or her election in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective with the first payroll paid after such date.

3.5   Contribution Percentage Limits

      The Administrator may establish and change from time to time, without the necessity of amending this Plan document, the separate minimum, if applicable, and maximum Pre-tax and After-tax Contribution Average Percentages, and/or a maximum combined Pre-tax and After-tax Contribution Average Percentage, prospectively or retrospectively (for the current Plan
      Year), for all Participants. In addition, the Administrator may establish any lower percentage limits for Highly Compensated Employees as it deems necessary. The maximum Contribution Average Percentages as of January 1, 2004 are:

                                   Highly Compensated
                                   ------------------
           Contribution Type           Employees         All Other Participants
           -----------------           ---------         ----------------------
                Pre-tax                   75%                    75%
               After-tax                  16%                    16%
              Sum of Both                 75%                    75%

      Notwithstanding, with regard to Participants who are eligible to participate in the Plan as a result of a collective bargaining agreement the Contribution Average Percentage limits shall be as set forth in this Section or as may be established in accordance with the applicable collective bargaining agreement.

      Irrespective of the limits that may be established by the Administrator in accordance with this paragraph, in no event shall the contributions made by or on behalf of a Participant for a Plan Year exceed the maximum allowable under Code section 415.

3.6   Refunds When Contribution Dollar Limit Exceeded

      A Participant who makes Pre-tax Contributions for a calendar year to this and any other qualified defined contribution plan in excess of the Contribution Dollar Limit shall notify the Administrator in writing by the following March 1 (or as late as April 14 if allowed by the Administrator) that an excess has occurred. In this event, the amount of the excess specified by the Participant, adjusted for investment gain or loss, shall be refunded to him or her by April 15 and shall not be included as an Annual Addition under Code section 415 for the year contributed. Refunds shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution. Any Company
      Matching Contributions attributable to refunded excess Pre-tax Contributions as described in this Section shall be deemed a Contribution made by reason of a mistake of fact, removed from the Participant's Account and treated as forfeited.

3.7   Timing, Posting and Tax Considerations

      Participants' Contributions, other than Rollover Contributions, may only be made through payroll deduction. Such amounts shall be paid to the Trustee in cash and posted to each Participant's Account(s) as soon as such amounts can reasonably be separated from the Employer's general assets and balanced against the specific amount made on behalf of each Participant. In no event, however, shall such amounts be paid to the Trustee later than the 15th business day of the month following the month in which the amounts are deducted from a Participant's Pay. Pre-tax Contributions shall be treated as employer contributions in determining tax deductions under Code section 404(a).

3.8   Catch-up Contribution

      All Employees who are eligible to make Pre-tax Contributions under the Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-up Contributions in accordance with, and subject to the limitations of, Code section 414(v). Such Catch-up Contributions shall not be taken into account for purposes of the limitations prescribed in Sections 3.1 and 13.2 of the Plan. The Plan shall not be treated as failing to satisfy Code sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the allowance of such Catch-up Contributions.

                                   ARTICLE IV

                      ROLLOVERS & TRUST-TO-TRUST TRANSFERS

4.1   Rollovers

      The   Administrator  may  authorize  the  Trustee  to  accept  a  rollover contribution in cash, within the meaning of Code section 402(c) or 408(d)(3)(A)(ii), directly from an Eligible Employee or as a Direct Rollover on behalf of the Eligible Employee, even if he or she is not yet a Participant or is a Participant who has changed to a classification where he is no longer an Eligible Employee. Any such rollover contribution may originate from another qualified plan, an annuity contract described in Code section 403(b), or an eligible plan described in Code section 457(b) maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. As part of a rollover contribution, the Administrator may accept a loan balance which is not in default and otherwise is in compliance with the loan provisions under Article IX. The Employee shall be responsible for furnishing satisfactory evidence, in such manner as prescribed by the Administrator, that the amount is eligible for rollover treatment. A rollover contribution received directly from an Eligible Employee must be paid to the Trustee in cash within 60 days after the date received by the Eligible Employee from a qualified plan or conduit individual retirement account. Contributions described in this paragraph shall be posted to the applicable Employee's Rollover Account as of the date received by the Trustee.

      If it is later determined that an amount contributed pursuant to the above paragraph did not in fact qualify as a rollover contribution under Code section 402(c) or 408(d)(3)(A)(ii), the balance credited to the Employee's Rollover Account shall immediately be (1) segregated from all other Plan assets, (2) treated as a nonqualified trust established by and for the benefit of the Employee, and (3) distributed to the Employee. Any such nonqualifying rollover shall be deemed never to have been a part of the Plan.

      For the purposes of the determination under Section 11.3 of the Plan of whether the vested value of a Participant's Account exceeds $5,000, amounts credited to a Participant that are attributable to rollover contributions shall not be taken into account.

4.2   Transfers From Other Qualified Plans

      The Administrator may instruct the Trustee to receive assets in cash or in kind (including the outstanding loan balance of any Employee loan not in default) directly from another qualified plan. The Trustee may refuse the receipt of any transfer if:

      (a)   the Trustee finds the in-kind assets unacceptable; or

      (b) instructions for posting amounts to Participants' Accounts are incomplete.

      The Administrator has directed the Trustee to refuse the receipt of any transfer to the Plan if:

      (a) any amounts are not exempted by Code section 401(a)(11)(B) from the annuity requirements of Code section 417; or

      (b) any amounts include benefits protected by Code section 411(d)(6) which would not be preserved under applicable Plan provisions.

      Such amounts shall be posted to the appropriate Accounts of Participants as of the date received by the Trustee.

                                    ARTICLE V

                             EMPLOYER CONTRIBUTIONS

5.1   Company Matching Contributions

      (a) Frequency and Eligibility - For each period for which Participants' Contributions are made, the Employer shall make Company Matching Contributions as described in the following Allocation Method paragraph on behalf of each Participant who contributed during the period.

      (b) Allocation Method - The Company Matching Contributions (including any Forfeiture Account amounts applied as Company Matching Contributions in accordance with Section 8.4) for each period shall total 100% of the sum of the first 3% of each eligible Participant's Pre-tax and After-tax Contributions for the period and 50% of the sum of the next 2% of each eligible Participant's Pre-tax and After-tax Contributions for the period, provided that no Company Matching Contributions (and Forfeiture Account amounts) shall be made based upon a Participant's Contributions in excess of 5% of his or her Compensation. The Employer may change the matching rate or the percentage of considered Pay to any other percentages, including 0%, generally by notifying eligible Participants in sufficient time to adjust their Contribution elections prior to the start of the period for which the new percentages apply.

      (c) Timing, Medium and Posting - The Employer shall make each period's Company Matching Contribution in cash as soon as is feasible, and not later than the Employer's federal tax filing date, including extensions, for deducting such Contribution. The Trustee shall post such amount to each Participant's Company Matching Account once the total Contribution received has been balanced against the specific amount to be credited to each Participant's Company Matching Account.

5.2   Company Discretionary Contributions

      (a) Frequency and Eligibility - As of December 31 of each Plan Year, the Employer may make a Company Discretionary Contribution to the Plan in an amount determined by the Board. as described in the following Allocation Method paragraph on behalf of each Participant who is employed by the Employer on the last day of the Plan Year and remains employed with the Employer on the date the Trustee posts the Company Discretionary Contribution to each Participant's Company Discretionary Contribution Account.

      (b) Allocation Method - The Administrator, as of the December 31 of each Plan Year, shall determine for each eligible Participant his share of Company Discretionary Contributions contributed in accordance with Section 5.2(a) and in accordance with the applicable Board resolutions authorizing the Company Discretionary Contributions. Employer Discretionary Contributions shall be allocated to the Accounts of eligible Participants in the proportion that each eligible Participant's Compensation bears to the aggregate Compensation of all eligible Participants who are entitled to an allocation of the Company Discretionary Contribution for such Plan Year.

      (c) Timing, Medium and Posting - The Employer shall make each Plan Year's Company Discretionary Contribution in cash as soon as is feasible following the end of the Plan Year, and not later than the Employer's federal tax filing date, including extensions, for deducting such Contribution. The Trustee shall post such amount to each Participant's Company Discretionary Contribution Account once the total Contribution received has been balanced against the specific amount to be credited to each Participant's Company Discretionary Contribution Account.

5.3   Qualified Non-Elective Contributions

      The Employer reserves the right to make Qualified Non-Elective Contributions to accounts of NHCEs in order to pass the required testing described in Article XII. In any year in which the Plan does not meet the testing requirements, the Employer may either reduce accounts of HCEs to pass the test or make a Qualified Non-Elective Contribution. The corrective Qualified Non-Elective Contributions are to be immediately fully vested, without regard to a Participant's age and service; and distributed only under the rules applicable to Pre-Tax Contributions.

                                   ARTICLE VI

                                   ACCOUNTING

6.1   Individual Participant Accounting

      The Administrator shall maintain an individual set of Accounts for each Participant in order to reflect transactions both by type of Contribution and investment medium. Financial transactions shall be accounted for at the individual Account level by posting each transaction to the appropriate Account of each affected Participant. Participant Account values shall be maintained in shares for the Investment Funds and in dollars for their Participant loan Accounts. At any point in time, the Account value shall be determined using the most recent Trade Date values provided by the Trustee.

6.2   Trade Date Accounting and Investment Cycle

      Participant Account values shall be determined as of each Trade Date. For any transaction to be processed as of a Trade Date, the Trustee must receive instructions for the transaction by the Trade Date. Such instructions shall apply to amounts held in the Account on that Trade Date. Financial transactions of the Investment Funds shall be posted to Participants' Accounts as of the Trade Date, based upon the Trade Date values provided by the Trustee, and settled on the Settlement Date.

6.3   Accounting for Investment Funds

      Investments in each Investment Fund shall be maintained in shares. The Trustee is responsible for determining the share values of each Investment Fund as of each Trade Date. To the extent an Investment Fund is comprised of collective investment funds of the Trustee, or any other fiduciary to the Plan, the share values shall be determined in accordance with the rules governing such collective investment funds, which are incorporated herein by reference. All other share values shall be determined by the Trustee. The share value of each Investment Fund shall be based on the fair market value of its underlying assets.

6.4   Payment of Fees and Expenses

      Except to the extent Plan fees and expenses related to Account maintenance, transaction and Investment Fund management and maintenance, as set forth below, are paid by the Employer directly, or indirectly, through the Forfeiture Account as directed by the Administrator, such fees and expenses shall be paid as set forth below. To the extent such fees and expenses are not paid by the Employer, Employee Accounts may be reduced for such payments. The Employer may pay a lower portion of the fees and expenses allocable to the Accounts of Participants who are no longer Employees.

      (a) Account Maintenance - Account maintenance fees and expenses, may include but are not limited to, administrative, Trustee, government annual report preparation, audit, legal, nondiscrimination testing, and fees for any other special services. Account maintenance fees shall be charged to the Employer. To the extent that such Account maintenance fees are not paid by the Employer, Participants will be charged on a per Participant basis provided that no fee shall reduce a Participant's Account balance below zero.

      (b) Transaction - Transaction fees and expenses may include but are not limited to recurring payment, Investment Fund election change and loan fees. Transaction fees shall be charged to the Employer.

      (c) Investment Fund Management and Maintenance - Management and maintenance fees and expenses related to the Investment Funds shall be charged at the Investment Fund level and reflected in the net gain or loss of each Fund.

      As of the Effective Date, a breakdown of which Plan fees and expenses shall generally be borne by the Trust (and charged to individual Participant's Accounts) and those that shall be paid by the Employer, directly or indirectly, is set forth in Appendix B and may be changed from time to time, without the necessity of amending this Plan Document.

      The Trustee shall have the authority to pay any such fees and expenses, which remain unpaid by the Employer for 60 days, from the Trust.

6.5   Accounting for Participant Loans

      Participant loans shall be held in a separate Account of the Participant and accounted for in dollars as an earmarked asset of the borrowing Participant's Account.

6.6   Error Correction

      The Administrator may correct any errors or omissions in the administration of the Plan by restoring any Participant's Account balance with the amount that would be credited to the Account had no error or omission been made. Funds necessary for any such restoration shall be provided through payment made by the Employer, or by the Trustee to the extent the error or omission is attributable to actions or in action's of the Trustee, or if the restoration involves an employer contribution account, the Administrator may direct the Trustee to use amounts from the Forfeiture Account.

6.7   Participant Statements

      The Administrator shall provide Participants with statements of their Accounts.

6.8   Special Accounting During Conversion Period

      The Administrator and Trustee may use any reasonable accounting methods in performing their respective duties during the period of converting the prior accounting system of the Plan to conform to the individual Participant accounting system described in this Section. This includes, but is not limited to, the method for allocating net investment gains or losses and the extent, if any, to which contributions received by and distributions paid from the Trust during this period share in such allocation.

6.9   Accounts for QDRO Beneficiaries

      A separate Account shall be established for an alternate payee entitled to any portion of a Participant's Account under a QDRO as of the date and in accordance with the directions specified in the QDRO. In addition, a separate Account may be established during the period of time the Administrator, a court of competent jurisdiction or other appropriate person is determining whether a domestic relations order qualifies as a QDRO. Such a separate Account shall be valued and accounted for in the same manner as any other Account.

      (a) Distributions Pursuant to QDROs - If a QDRO so provides, the portion of a Participant's Account payable to an alternate payee may be distributed, in a form as permissible under the Distribution Once Employment Ends Section, to the alternate payee at the time specified in the QDRO, regardless of whether the Participant is entitled to a distribution from the Plan at such time.

      (b)   Participant  Loans -  Except  to the  extent  required  by  law,  an alternate payee, on whose behalf a separate Account has been established, shall not be entitled to borrow from such Account. If a QDRO specifies that the alternate payee is entitled to any portion of the Account of a Participant who has an outstanding loan balance, all outstanding loans shall generally continue to be held in the Participant's Account and shall not be divided between the Participant's and alternate payee's Accounts.

      (c) Investment Direction - Where a separate Account has been established on behalf of an alternate payee and has not yet been distributed, the alternate payee may direct the investment of such Account in the same manner as if he or she were a Participant.

                                   ARTICLE VII

                         INVESTMENT FUNDS AND ELECTIONS

7.1   Investment Funds

      Except for Participants' loan Accounts, the Trust shall be maintained in various Investment Funds. The Administrator shall select the Investment Funds offered to Participants and may change the number or composition of the Investment Funds, subject to the terms and conditions agreed to with the Trustee. As of the Effective Date a list of the Investment Funds offered to Participants is set forth in Appendix A, and may be changed from time to time, without the necessity of amending this Plan document.

7.2   Investment Fund Elections

      Each Participant shall direct the investment of all of his or her Contribution Accounts.

      A Participant shall make his or her investment election in any combination of one or any number of the Investment Funds offered in accordance with the procedures established by the Administrator and Trustee. However, during the period of converting the prior accounting system of the Plan to conform to the individual Participant accounting system described in
      Article VI, Trust assets may be held in any investment vehicle permitted by the Plan, as directed by the Administrator, irrespective of Participant investment elections.

      The Administrator may set a maximum percentage of the total election that a Participant may direct into any specific Investment Fund, which maximum, if any, is set forth in Appendix A, and may be changed from time to time, without the necessity of amending this Plan document.

      The Plan shall make available to each Qualified Participant or his Beneficiary under the ESOP Component of the Plan at least three alternative investment options consistent with section 401(a)(28) of the Code and any regulations promulgated thereunder. A Qualified Participant shall include any Participant who has attained age 55. Such Qualified Participant may direct the investment of the balances in his Company Matching Account. In the event the Plan does not make alternative investment options available to a Qualified Participant, such Qualified Participant shall have the right to elect current distributions of his Company Stock Fund.

7.3   Responsibility for Investment Choice

      The Plan is intended to comply with the requirements of ERISA Section 404(c) with respect to investment elections made by Plan Participants. Each Participant shall be solely responsible for the selection of his or her Investment Fund choices. No fiduciary with respect to the Plan is empowered to advise a Participant as to the manner in which his or her Accounts are to be invested, and the fact that an Investment Fund is offered shall not be construed to be a recommendation for investment. The Employer, the Administrator, the Trustee and any other person or entity (other than each Participant with respect to his or her Account) is relieved of any fiduciary duty or responsibility with respect to the investment of a Participant's Account.

7.4   Default if No Election

      The Administrator shall specify an Investment Fund for the investment of that portion of a Participant's Account which is not yet held in an Investment Fund and for which no valid investment election is on file. The Investment Fund specified as of the Effective Date is as set forth in Appendix A, and may be changed from time to time, without the necessity of amending this Plan or the Trust document.

7.5   Timing

      A Participant shall make his or her initial investment election upon becoming a Participant and may change his or her election at any time in accordance with the procedures established by the Administrator and Trustee. Investment elections received by the Trustee will be effective on the following Trade Date.

                                  ARTICLE VIII

                              VESTING & FORFEITURES

8.1   Fully Vested Contribution Accounts

      A Participant shall be fully vested in these Accounts at all times:

      Pre-tax Account
      After-tax Account
      Rollover Account
      Qualified Non-Elective Contribution Account
      Company Matching Account
      Prior Employer Account

8.2   Full Vesting upon Certain Events

      A Participant's entire Account shall become fully vested once he or she has attained his or her Normal Retirement Date as an Employee or upon his or her leaving the Employer due to his or her Disability or death.

8.3   Vesting Schedule

      In addition to the vesting provided above, a Participant's Prior Match Account shall become vested in accordance with the following schedule:

                 Years of Vesting Service      Vested Percentage
                 ------------------------      -----------------
                       Less than 3                    0%
                        3 or more                    100%

      A Participant's Company Discretionary Contribution Account shall become vested in accordance with the following schedule:

                 Years of Vesting Service      Vested Percentage
                 ------------------------      -----------------
                       Less than 5                    0%
                        5 or more                    100%

      If this vesting schedule is changed, the vested percentage for each Participant shall not be less than his or her vested percentage determined as of the last day prior to this change, and for any Participant with at least three Years of Vesting Service when the schedule is changed, vesting shall be determined using the more favorable vesting schedule.

      Any dividends paid under the Company Stock Fund are at all times 100% vested.

8.4   Forfeitures

      A Participant's non-vested Account balance shall be forfeited as of the Settlement Date following the date on which the Administrator has reported to the Trustee that the Participant's employment has terminated with all Related Companies. Forfeitures from all Employer Contribution Accounts shall be transferred to and maintained in a single Forfeiture Account. Forfeiture Account amounts shall be utilized to restore Accounts, to pay Plan fees and expenses, and to reduce Company Matching Contributions or Company Discretionary Contributions as directed by the Administrator.

8.5   Rehired Employees

      (a) Service -If a former Employee is rehired, the Period of Employment credited prior to his or her termination of employment shall be counted in determining his or her vested interest.

      (b) Account Restoration - If a former Employee is rehired before he or she has a Break in Service, the amount forfeited when his or her employment last terminated shall be restored to his or her Account. The restoration shall include the interest which would have been credited had such forfeiture been invested in a cash equivalent account from the date forfeited until the date the restoration amount is determined. The amount shall come from the Forfeiture Account to the extent possible, and any additional amount needed shall be contributed by the Employer. The vested interest in his or her restored Account shall then be equal to:

            (V% times (AB + D) - D) where:
            V% = current vested percentage
            AB = current account balance
            D = amount previously distributed

      (c) In the event a Participant is reemployed after a termination of employment (either before or after a Break in Service has occurred) when he had less than a one hundred percent (100%) vested interest in his Account and forfeited all or a portion of such Account, such Participant shall be given the opportunity to repay any amounts which were distributed to him in order to restore any forfeited amounts. In the event of such repayment, the Employer shall contribute such additional funds to the Plan necessary to restore any forfeiture.

                                   ARTICLE IX

                                PARTICIPANT LOANS

9.1   Participant Loans Permitted

      Loans to Participants are permitted pursuant to the terms and conditions set forth in this Article.

9.2   Loan Application, Note and Security

      A Participant shall apply for any loan in such manner and with such advance notice as prescribed by the Administrator. All loans shall be evidenced by a promissory note, secured only by the portion of the Participant's Account from which the loan is made, and the Plan shall have a lien on this portion of his or her Account.

9.3   Spousal Consent

      A Participant (other than a Participant who has an Account which includes funds from the Sherwood Selpac Corporation Profit Sharing Thrift Plan or the Track Technologies Savings Plan) is not required to obtain Spousal Consent in order to take out a loan under the Plan.

9.4   Loan Approval

      The Administrator, or the Trustee if otherwise authorized by the Administrator and expressly agreed to by the Trustee, is responsible for determining that an loan request conforms to the requirements described in this Article and granting such request. No new loan will be approved at any time that an existing loan of the Participant is in default.

9.5   Loan Funding Limits

      The loan amount must meet all of the following limits as determined as of the date the loan is processed:

      (a)   Plan Minimum Limit - The minimum amount for any loan is $500.

      (b) Plan Maximum Limit - Subject to the legal limit described in (c) below, the maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 100% of the following Accounts which are fully vested:

            Pre-tax Account
            Rollover Account
            After-tax Account
            Qualified Non-Elective Contribution Account
            Prior Employer Account

      (c) Legal Maximum Limit - The maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 50% of his or her vested Account balance (including vested Company Matching Contributions and Company Discretionary Contributions), not to exceed $50,000. However, the $50,000 maximum is reduced by the Participant's highest outstanding loan balance during the 12 month period ending on the day before the date as of which the loan is made. For purposes of this paragraph, the qualified plans of all Related Companies shall be treated as though they are part of this Plan to the extent it would decrease the maximum loan amount.

9.6   Maximum Number of Loans

      A Participant may have a maximum of one loan outstanding at any given time, except that if a Participant had more than one loan outstanding as of January 1, 2003 under the Harsco Corporation Savings Plan, any such loan that is transferred to this Plan effective January 1, 2004 shall continue to be outstanding, in accordance with their terms, until paid or otherwise discharged. No new loan will be processed if a current loan is in default.

9.7   Source and Timing of Loan Funding

      A loan to a Participant shall be made solely from the assets of his or her own Accounts. The available assets shall be determined first by Account type and then by investment type within each type of Account. The hierarchy for loan funding by type of Account shall be the order listed in the preceding Plan Maximum Limit paragraph. Within each Account used for funding a loan, amounts shall be taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the loan is processed.

      Loans will be funded on the Settlement Date following the Trade Date as of which the loan is processed. The Trustee shall make payment to the Participant as soon thereafter as administratively feasible.

9.8   Interest Rate

      The interest rate charged on Participant loans shall be a fixed reasonable rate of interest, determined from time to time by the Trustee, which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances. As of the Effective Date the interest rate charged on Participant loans shall be calculated by the Trustee as the Prime Rate plus 1% as listed in The Wall Street Journal on the first business day of each month. The interest rate determined will remain fixed throughout the duration of the loan.

9.9   Repayment

      Substantially level amortization shall be required of each loan with payments made at least monthly, generally through payroll deduction. Loans may be prepaid in full at any time. The Participant may choose the loan repayment period, not to exceed 5 years. However, the term may be for any period not to exceed 15 years if the purpose of the loan is to acquire the Participant's principal residence.

9.10  Repayment Hierarchy

      Loan principal repayments shall be credited to the Participant's Accounts in the inverse of the order used to fund the loan. Loan interest shall be credited to the Participant's Accounts in direct proportion to the principal payment. Loan payments are credited by investment type based upon the Participant's current investment election for new Contributions.

9.11  Repayment Suspension

      The Administrator may agree to a suspension of loan payments for up to 12 months for a Participant who is on a Leave of Absence without pay. During the suspension period interest shall continue to accrue on the outstanding loan balance. At the expiration of the suspension period all outstanding loan payments and accrued interest thereon shall be due unless otherwise agreed upon by the Administrator. The Administrator may also suspend repayment of a loan during any period of uniformed service as provided under the Uniformed Services Employment and Re-employment Rights Act of 1994.

9.12  Loan Default

      A loan is treated as a default if scheduled loan payments are more than 90 days late. A Participant shall then have 30 days from the time he or she receives written notice of the default and a demand for past due amounts to cure the default before it becomes final.

      In the event of default, the Administrator may direct the Trustee to report the default as a taxable distribution. As soon as a Plan withdrawal or distribution to such Participant would otherwise be permitted, the Administrator may instruct the Trustee to execute upon its security interest in the Participant's Account by distributing the note to the Participant.

9.13  Call Feature

      The Administrator shall have the right to call any Participant loan once a Participant's employment with all Related Companies has terminated or if the Plan is terminated.

9.14  Rollover of Loan Balance

      To the extent that an Employee makes a rollover contribution to the Plan which includes the balance of a loan, the loan will be administered in accordance with the provisions of this Article IX.

                                    ARTICLE X

                             IN-SERVICE WITHDRAWALS

10.1  In-service Withdrawals Permitted

      In-service withdrawals to a Participant who is an Employee are permitted pursuant to the terms and conditions set forth in this Section and as required by law pursuant to the terms and conditions set forth in Article XI.

10.2  In-service Withdrawal Application and Notice

      A Participant shall apply for any in-service withdrawal in such manner and with such advance notice as prescribed by the Administrator. The Participant shall be provided the notice prescribed by Code section 402(f).

      Code sections 401(a)(11) and 417 do not apply to in-service withdrawals under the Plan as described in this section. An in-service withdrawal may therefore commence less than 30 days but no earlier than 7 days after the aforementioned notice is provided, if:

      (a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notice to consider his or her option to elect or not elect a Direct Rollover for the portion, if any, of his or her in-service withdrawal which will constitute an Eligible Rollover Distribution; and

      (b) the Participant after receiving such notice, affirmatively elects a Direct Rollover for the portion, if any, of his or her in-service withdrawal which will constitute an Eligible Rollover Distribution or alternatively elects to have such portion made payable directly to him or her, there by not electing a Direct Rollover.

10.3  Spousal Consent

      A Participant (other than a Participant with funds in his Account from the Sherwood Selpac Corporation Profit Sharing Thrift Plan or the Track Technologies Savings Plan) is not required to obtain Spousal Consent in order to make an in-service withdrawal under the Plan.

10.4  In-Service Withdrawal Approval

      The Administrator, or the Trustee if otherwise authorized by the Administrator and expressly agreed to by the Trustee, is responsible for determining that an in-service withdrawal request conforms to the requirements described in this Section and granting such request.

10.5  Minimum Amount, Payment Form and Medium

      There is no minimum amount for any type of withdrawal.

      With regard to the portion of a withdrawal representing an Eligible Rollover Distribution, a Participant may elect a Direct Rollover. The form of payment for an in-service withdrawal shall be a single lump sum and payment shall be made in cash or in kind at the direction of the Participant.

10.6  Source and Timing of In-Service Withdrawal Funding

      An in-service withdrawal to a Participant shall be made solely from the assets of his or her own Accounts (other than the Company Matching Account) and will be based on the Account values as of the Trade Date the in-service withdrawal is processed. The available assets shall be determined first by Account type and then by investment type within each type of Account. Within each Account used for funding an in-service withdrawal, amounts shall be taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes Participant loans) as of the Trade Date on which the in-service withdrawal is processed.

      In-service withdrawals will be funded on the Settlement Date following the Trade Date as of which the in-service withdrawal is processed. The Trustee shall make payment as soon thereafter as administratively feasible.

10.7  Hardship Withdrawals

      (a) Requirements - A Participant who is an Employee may request the withdrawal of up to the amount necessary to satisfy a financial need including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal. Only requests for withdrawals (1) on account of a Participant's Deemed Financial Need, and (2) which are Demonstrated as Necessary to satisfy the financial need will be approved.

      (b)   Deemed Financial Need - Financial commitments relating to:

            (1) the payment of unreimbursable medical expenses described under Code section 213(d) incurred (or to be incurred) by the Employee, his or her spouse or dependents;

            (2) the purchase (excluding mortgage payments) of the Employee's principal residence;

            (3) the payment of unreimbursable tuition and related educational fees for up to the next 12 months of post-secondary education for the Employee, his or her spouse or dependents;

            (4) the payment of amounts necessary for the Employee to prevent losing his or her principal residence through eviction or foreclosure on the mortgage; or

            (5) any other circumstance specifically authorized and approved by the Committee.

      (c) Demonstrated as Necessary. A withdrawal is demonstrated as necessary to satisfy the financial need only if the withdrawal amount does not exceed the financial need, the Employee represents that he or she is unable to relieve the financial need (without causing further hardship) by doing any or all of the following and the Administrator does not have actual knowledge to the contrary:

            (1) receiving any reimbursement or compensation from insurance or otherwise;

            (2) reasonably liquidating his or her assets and the assets of his or her spouse or minor children that are reasonably available to the Employee;

            (3) ceasing all of his or her contributions to all qualified and nonqualified plans of deferred compensation and all stock option or stock purchase plans maintained by Related Companies;

            (4) obtaining all other possible withdrawals and nontaxable loans available from all plans maintained by Related Companies; and

            (5) obtaining all possible loans from commercial sources on reasonable commercial terms.

            The Employee shall be required to provide evidence of the financial hardship in such form as the Committee or its delegate shall deem sufficient.

      (d) Account Sources for Withdrawal - All available amounts must first be withdrawn from a Participant's After-tax Account. The remaining withdrawal amount shall come only from the Participant's fully vested Accounts, in the following priority order:

            Rollover Account
            Pre-tax Account
            Qualified Non-Elective Matching Contribution Account
            Prior Employer Account

            The amount that may be withdrawn from a Participant's Pre-tax Account shall not include any earnings credited to his or her Pre-tax Account after the start of the first Plan Year beginning after December 31, 1988.

      (e) Permitted Frequency - There is no restriction on the number of hardship withdrawals permitted to a Participant.

      (f) Eligible Rollover Treatment - Any distribution made as a result of hardship as described above, shall not be treated as an Eligible Rollover Distribution under Code section 402(c)(4)(C).

10.8  After-tax Account Withdrawals

      (a) Requirements - A Participant who is an Employee may withdraw up to the entire balance from his or her After-tax Account.

      (b) Permitted Frequency - The maximum number of After-tax Account withdrawals permitted to a Participant in any 6 month period is one.

      (c)   Suspension  from  Further   Contributions  -  An  After-tax  Account
            withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

10.9  Rollover Account Withdrawals

      (a) Requirements - A Participant who is an Employee may withdraw up to the entire balance from his or her Rollover Account.

      (b) Permitted Frequency - The maximum number of Rollover Account withdrawals permitted to a Participant in any 6 month period is one.

      (c) Suspension from Further Contributions - Rollover Account withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

10.10 Over Age 59-1/2 Withdrawals

      (a) Requirements - A Participant who is an Employee and over age 59-1/2 may withdraw from the Accounts listed in paragraph (b) below.

      (b) Account Sources for Withdrawal - The withdrawal amount shall come only from the Participant's fully vested Accounts, in the following priority order with the exception that the Participant may instead choose to have amounts taken from his or her After-tax Account first:

            Rollover Account
            Pre-tax Account

            After-tax Account
            Qualified Non-Electing Contribution Account
            Prior Employer Account

            A Participant's Company Matching, Prior Match Accounts and Qualified Non-Elective Contribution Account may also be included as Account sources for withdrawal for a Participant who is an Employee and over age 70-1/2.

      (c) Permitted Frequency - The maximum number of over age 59-1/2 withdrawals permitted to a Participant in any 6 month period is one.

      (d)   Suspension   from  Further   Contributions  -  An  over  age  59-1/2
            withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

                                   ARTICLE XI

            DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR AS REQUIRED BY LAW

11.1  Benefit Information, Notices and Election

      A Participant, or his or her Beneficiary in the case of his or her death, shall be provided with information regarding all optional times and forms of distribution available, to include the notices prescribed by Code section 402(f) and Code section 411(a)(11). Subject to the other requirements of this Section, a Participant, or his or her Beneficiary in the case of his or her death, may elect, in such manner and with such advance notice as prescribed by the Administrator, to have his or her vested Account balance paid to him or her beginning upon any Settlement Date following the Participant's termination of employment with all Related Companies or, if earlier, at the time required by law as set forth in Section 11.6.

      If such distribution is one to which Code sections 401(a)(11) and 417 apply, a distribution may commence less than 30 days, but more than seven days after the aforementioned notices are provided, if:

      (a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notices to consider the decision as to whether to elect a distribution and if so to elect a particular form of distribution and to elect or not elect a Direct Rollover for all or a portion, if any, of his or her distribution which will constitute an Eligible Rollover Distribution;

      (b) the Participant after receiving such notice, affirmatively elects a distribution and a Direct Rollover for all or a portion, if any, of his or her distribution which will constitute an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof; and

      (c)   the Participant's election includes Spousal Consent.

11.2  Spousal Consent

      A Participant for whom assets were transferred to this Plan from the Sherwood Selpac Corporation Profit Sharing Thrift Plan or the Track Technologies Savings Plan and who elects a life annuity option form of payment is required to obtain Spousal Consent in order to receive a distribution under the Plan.

11.3  Payment Form and Medium

      A Participant whose vested Account balance is in excess of $5,000 may elect to be paid in any of these forms, except that the forms described in
      (d) are only available to a Participant at the time he or she elects to have his or her vested Account balance paid and for whom assets were transferred to this Plan from the Sherwood Selpac Corporation Profit Sharing Thrift Plan and the forms described in (e) are only available to a Participant at the time he or she elects to have his or her vested Account balance paid and for whom assets were transferred to this Plan from the Track Technologies Savings Plan:

      (a)   a single lump sum, or

      (b)   a portion paid in a lump sum, and the remainder paid later, or

      (c) periodic installments over a period not to exceed 15 years or if less the life expectancy of the Participant and his or her Beneficiary, or

      (d) a single life, a single life with a 5, 10 or 15 year term certain, a single life with installment refund, 50%, 66.67% or 100% joint life with installment refund, a term certain, in whole years of not less than 5 years or more than the life expectancy of the Participant and his or her Beneficiary or a 50% joint life annuity.

      (e) a monthly life annuity, a survivor annuity payable to the spouse with the surviving benefit of at least 50% and not more than 100% of the payment for the life of the Participant as elected by the Participant, a preretirement survivor annuity upon the death of the Participant for the life of the spouse, monthly installments over a period not exceeding the Participant's life expectancy or the joint life expectancy of the Participant and a Beneficiary, another form of annuity selected by the Participant or a combination of annuity, installments or lump sum payment.

      Distributions shall be made in cash. Alternatively, a lump sum payment may be made in a combination of cash and whole shares of Company Stock (to the extent invested in the Company Stock Fund). With regard to the portion of a distribution representing an Eligible Rollover Distribution, a Distributee may elect a Direct Rollover for all or a portion of such amount.

      Notwithstanding any other provisions of the Plan to the contrary, if the vested value of a terminated, disabled, retired, or deceased Participant's Account determined as of the date coincident with or immediately following his date of retirement, Disability, termination of employment, or death does not exceed $5,000, the Administrator shall direct that the vested value of such Account shall be paid in a lump sum to the Participant (or Spouse or Beneficiary, if applicable) without his written consent (or that of the Spouse or Beneficiary, if applicable). No benefits of any other type shall then be payable to such terminated Participant or his Spouse or Beneficiaries.

      Unless the Participant or his Beneficiary elects otherwise with respect to the ESOP Component of the Plan, the balance in the Company Stock Fund must be distributed in substantially equal periodic payments (not less frequently than annually) over a period not exceeding five years. If the Participant or his Beneficiary has an accrued balance exceeding $500,000, the distribution may take place over a period of five years plus one year for each $100,000 or fraction thereof that his Company Stock Fund exceeds $500,000 as adjusted under Code section 415.

11.4  Source and Timing of Distribution Funding

      A distribution to a Participant shall be made solely from the assets of his or her own Accounts and will be based on the Account values as of the Trade Date the distribution is processed. The available assets shall be determined first by Account type and then by investment type within each type of Account. Within each Account used for funding a distribution, amounts shall be taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the distribution is processed.

      Distributions will be funded on the Settlement Date following the Trade Date as of which the distribution is processed. The Trustee shall make payment as soon thereafter as administratively feasible.

11.5  Deemed Distribution

      For purposes of Section 8.4, vested Account balances will be deemed distributed as of the Settlement Date following the date on which the Administrator has reported to the Trustee that the Participant's employment with all Related Companies has terminated.

11.6  Latest Commencement Permitted

      In addition to any other Plan requirements and unless a Participant elects otherwise, his or her benefit payments will begin not later than 60 days after the end of the Plan Year in which he or she attains his or her Normal Retirement Date or retires, whichever is later. However, if the amount of the payment or the location of the Participant (after a reasonable search) cannot be ascertained by that deadline, payment shall be made no later than 60 days after the earliest date on which such amount or location is ascertained.

11.7  Payment Within Life Expectancy

      The Participant's payment election must be consistent with the requirement of Code section 401(a)(9) that all payments are to be completed within a period not to exceed the lives or the joint and last survivor life expectancy of the Participant and his or her Beneficiary. The life expectancies of a Participant and his or her Beneficiary may not be recomputed annually.

11.8  Incidental Benefit Rule

      The Participant's payment election must be consistent with the requirement that, if the Participant's spouse is not his or her sole primary Beneficiary, the minimum annual distribution for each calendar year, beginning with the year in which he or she retires or attains age 70 1/2 (whichever is later), shall not be less than the quotient obtained by dividing (a) the Participant's vested Account balance as of the last Trade Date of the preceding year by (b) the applicable divisor as determined under the incidental benefit requirements of Code section 401(a)(9). Notwithstanding any other provisions of the Plan to the contrary, the Plan must begin to distribute a Participant's entire interest in the Plan no later than his "Required Beginning Date". A Participant's Required Beginning Date, for a Participant other than a five percent (5%) owner of the Employer (as defined in Code section 416(i)(1)) shall be the April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or retires. The ability to receive distributions from the Plan by April 1 of the calendar year following the attainment of age 70 1/2 is preserved for Participants who attained age 70 1/2 prior to January 1, 2000 under the Harsco Corporation Savings Plan. The Required Beginning Date for a five percent (5%) owner is April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

      The Plan will apply the minimum distribution requirements of Code section 401(a)(9) in accordance with the provisions in Appendix B attached hereto, notwithstanding any provision of the Plan to the contrary.

11.9  Beneficiary Designation

      Each Participant may complete a beneficiary designation form indicating the Beneficiary who is to receive the Participant's remaining Plan interest at the time of his or her death. The designation may be changed at any time. However, a Participant's spouse shall be the sole primary Beneficiary unless the designation includes Spousal Consent for another Beneficiary. If no proper designation is in effect at the time of a Participant's death or if the Beneficiary does not survive the Participant, the Beneficiary shall be, in the order listed, the:

      (a)   Participant's surviving spouse,

      (b) Participant's children, in equal shares, per stirpes (by right of representation), or

      (c)   Participant's estate.

11.10 QJSA and QPSA Information and Elections

      The following definition, information and election rules shall apply to any Participant for whom assets were transferred to this Plan from the Sherwood Selpac Corporation Profit Sharing Thrift Plan or the Track Technologies Savings Plan and who elects a life annuity option:

      (a) Annuity Starting Date - The first day of the first period for which an amount is payable as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit. Such date shall be a date no earlier than the expiration of the seven day period that commences the day after the information described in the QJSA Information to a Participant paragraph below is provided to the Participant.

      (b) QJSA - A qualified joint and survivor annuity, meaning for a married Participant, a form of benefit payment which is the actuarial equivalent of the Participant's vested Account balances at the Annuity Starting Date, payable to the Participant in monthly payments for life and providing that, if the Participant's spouse survives him or her, monthly payments equal to 50% (for Track Technologies Savings Plan Participants an amount between 50% and 100% as elected by the Participant and if no election is made, 50%) of the amount payable to the Participant during his or her lifetime will be paid to the spouse for the remainder of such person's lifetime and for a single Participant, a form of benefit payment which is the actuarial equivalent of the Participant's vested
            Account balances at the Annuity Starting Date, payable to the Participant in monthly payments for life.

      (c) QPSA - A qualified pre-retirement survivor annuity, meaning that upon the death of a Participant before the Annuity Starting Date, the vested portion of the Participant's Account becomes payable to the surviving spouse as a life annuity (except to the extent of any outstanding Participant loan balance), unless Spousal Consent has been given to a different Beneficiary or the surviving spouse chooses a different form of payment.

      (d) QJSA Information to a Participant - No more than 90 days before the Annuity Starting Date, each Participant shall be given a written explanation of (1) the terms and conditions of the QJSA, (2) the right to a period of at least 30 days after receipt of the written explanation to make an election to waive this form of payment and choose an optional form of payment and the effect of this election,
            (3) the right to revoke this election and the effect of this revocation, and (4) the need for Spousal Consent.

      (e) QJSA Election - A Participant may elect (and such election shall include Spousal Consent if married), at any time within the 90 day period ending on the Annuity Starting Date, to (1) waive the right to receive the QJSA and elect an optional form of payment, or (2) revoke or change any such election.

      (f) QPSA Beneficiary Information to Participant - Upon becoming a Participant (and with updates as needed to insure such information is accurate and readily available to each Participant who is between the ages of 32 and 35), each married Participant shall be given written information stating that (1) his or her death benefit is payable to his or her surviving spouse, (2) his or her ability to choose that the benefit be paid to a different Beneficiary, (3) the right to revoke or change a prior designation and the effects of such revocation or change, and (4) the need for Spousal Consent.

      (g) QPSA Beneficiary Designation by Participant - A married Participant may designate (with Spousal Consent) a non-spouse Beneficiary at anytime after the Participant has been given the information in the QPSA Beneficiary Information to Participant paragraph above and upon the earlier of (1) the date the Participant has terminated employment, or (2) the beginning of the Plan Year in which that Participant attains age 35.

      (h) QPSA Information to a Surviving Spouse - Each surviving spouse who requests a life annuity form of payment shall be given a written explanation of (1) the terms and conditions of being paid his or her Account balance in the form of a single life annuity, (2) the right to make an election to waive this form of payment and choose an optional form of payment and the effect of making this election, and
            (3) the right to revoke this election and the effect of this revocation.

      (i) QPSA Election by Surviving Spouse - A surviving spouse may elect, at any time up to the Annuity Starting Date, to (1) waive the single life annuity and elect an optional form of payment, or (2) revoke or change any such election.

11.11 Benefits to Minors and Incompetents

      In case any person entitled to receive payment under the Plan shall be a minor, the Administrator, in its discretion, may dispose of such amount in any one or more of the following ways:

      (a)   By payment thereof directly to such minor;

      (b)   By application thereof for the benefit of such minor;

      (c) By payment thereof to either parent of such minor or to any adult person with whom such minor may at the time be living or to any person who shall be legally qualified and shall be acting as guardian of the person or the property of such minor; provided only that the parent or adult person to whom any amount shall be paid shall have advised the Administrator in writing that he will hold or use such amount for the benefit of such minor.

      In the event that it shall be found that a person entitled to receive payment under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless prior claim therefore shall have been made by a duly qualified committee or other legal representative), such payment may be made to the spouse, son, daughter, parent, brother, sister or other person deemed by the Administrator to have incurred expense for such person otherwise entitled to payment.

11.12 Unclaimed Benefits

      If the Administrator is unable to ascertain the whereabouts or identity of a Participant, spouse, Beneficiary or legal representative thereof, who is entitled to a distribution which is due or required to commence under this Article, after having sent proper notification by registered mail to such person's last known address and when no claim for such benefits has been filed with the Administrator before the end of five years following the date distribution is due or required to commence, then, unless otherwise prohibited by law, the distribution otherwise payable shall be forfeited and such forfeiture shall be used to reduce the next applicable Company Matching Contribution. In the event that the Participant (or spouse or Beneficiary, if applicable) requests a distribution after a forfeiture has occurred, the amount of such forfeiture shall be restored to his Individual Account through a special Employer contribution.

                                   ARTICLE XII

                                ADP AND ACP TESTS

12.1  Contribution Limitation Definitions

      The following definitions are applicable to this Article XII (where a definition is contained in both Article I and XII, for purposes of Article XII the Article XII definition shall be controlling):

      (a) ACP or Average Contribution Percentage - The Average Percentage calculated using Contributions allocated to Participants as of a date within the Plan Year.

      (b) ACP Test - The determination of whether the ACP is in compliance with the required testing for a Plan Year (as shown in Section 12.2).

      (c)   ADP  or  Average  Deferral   Percentage  -  The  Average  Percentage
            calculated using Deferrals allocated to Participants as of a date within the Plan Year.

      (d) ADP Test - The determination of whether the ADP is in compliance with the required testing for a Plan Year (as defined in Section 12.3).

      (e) Contributions shall include Company Matching and After-tax Contributions. In addition, Contributions may include Pre-tax Contributions, but only to the extent that (1) the Employer elects to use them, (2) they are not used or counted in the ADP Test, and
            (3) they are necessary to meet the ACP Test.

      (f)   Deferrals shall include Pre-tax Contributions.

      (g) HCE or Highly Compensated Employee - With respect to each Employer and its Related Companies, an Employee during the prior Plan Year who (in accordance with Code section 414(q):

            (1) Was a more than 5% Owner at any time during the current or preceding Plan Year;

            (2) Had Compensation in excess of $80,000 in the prior Plan Year. The Employer may elect to limit the HCE Group to those Employees with Compensation in excess of $80,000 (as indexed) who are in the top paid group of Employees in the prior Plan Year. The top paid group consists of the top 20% of Employees in the prior Plan Year ranked on the basis of Compensation received excluding Employees with less than 6 months of service, part-time Employees (less than 17 1/2 hours per week or less than 6 months a year), employees under age 21 and nonresident aliens.

            A former  Employee  shall be  treated  as an HCE if (1) such  former
            Employee was an HCE when he separated from service, or (2) such former Employee was an HCE in service at any time after attaining age 55.

            The determination of who is an HCE, including the determinations of the number and identity of Employees in the top-paid group, if applicable, shall be made in accordance with Code section 414(q).

      (h) HCE Group and NHCE Group - With respect to each Employer and its Related Companies, the respective group of HCEs and NHCEs who are eligible to have amounts contributed on their behalf for the Plan Year, including Employees who would be eligible but for their election not to participate or to contribute, or because their Pay is greater than zero but does not exceed a stated minimum.

            (1) If the Related Companies maintain two or more plans which are subject to the ADP or ACP Test and are considered as one plan for purposes of Code sections 401(a)(4) or 410(b), all such plans shall be aggregated and treated as one plan for purposes of meeting the ADP and ACP Tests, provided that plans may only be aggregated if they have the same Plan Year.

            (2) If an HCE is covered by more than one cash or deferred arrangement maintained by the Related Companies, all such plans shall be aggregated and treated as one plan for purposes of calculating the separate percentage for the HCE which is used in the determination of the Average Percentage.

      (i)   NHCE or Non-Highly  Compensated Employee - An Employee who is not an
            HCE.

12.2  Special Testing of Pre-tax Contributions

      The provisions of this Section 12.2 shall only be effective to the extent the Plan or mandatorily disaggregated portion of the Plan does not meet the safe harbor requirements of Code sections 401(k)(12) and 401(m)(11).

      For each Plan Year, the Employer shall check the ADP for Pre-tax Contributions against the tests outlined below. Pre-tax Contributions to the ESOP Component of the Plan are tested separately from the Pre-tax Contributions to the Savings Plan Component of the Plan.

      For purposes of this testing, all Eligible Employees shall be separated into two groups: Highly Compensated Employees and Non-Highly Compensated Employees.

      Eligible Employees for purposes of this Section shall mean all Employees who are eligible to participate in the Plan during the Plan Year for which the tests are being made.

      Only one of the following two tests need be satisfied for there not to be a reduction in the percentage of Pre-tax Contributions for the group of Highly Compensated Employees.

      Test I - The ADP for the group of Highly Compensated Employees for the current Plan Year is not more than the ADP of all other Eligible Employees for the preceding Plan Year (or, if the Employer elects in accordance with the Code, the current Plan Year) multiplied by 1.25.

      Test II - The  excess  of the ADP  for the  group  of  Highly  Compensated
                Employees for the current Plan Year over the ADP for all other Eligible Employees for the preceding Plan Year (or, if the Employer elects in accordance with the Code, the current Plan
                Year) is not more than 2 percentage points, and the ADP for the group of Highly Compensated Employees for the current Plan Year is not more than the ADP for all other Eligible Employees as of the preceding Plan Year multiplied by 2.0.

      The ADP for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately) for each Eligible Employee in such group of the amount of Pre-tax Contributions actually paid to this Plan and contributions to any other plan which is aggregated with this Plan for purposes of Code section 410(b) (other than in conducting the average benefits test), on behalf of each such eligible Employee to such eligible Employee's Compensation for the Plan Year. For purposes of this Section, the actual deferral ratio of a Highly Compensated Employee will be determined by treating all plans subject to Code section 401(k) under which the Highly Compensated Employee is eligible, as a single plan.

      All rules of application with reference to Tests I and II shall be governed by Code section 401(k) and any rules and regulations issued pursuant thereto.

      The maximum amount of Pre-tax Contributions which the Plan will accept may be reduced, on a nondiscriminatory basis, from time to time during a Plan Year by the Administrator so as to permit the Plan to satisfy the tests described in this Section. The Administrator shall prescribe the methods and procedures by which such reductions shall be accomplished. Notwithstanding the preceding sentence, if at the end of the Plan Year, the tests are not satisfied, the Administrator shall direct the distribution to certain Highly Compensated Employees of the amounts by which Pre-tax Contributions actually paid on behalf of such Highly Compensated Employees exceed the maximum amount of such contributions permitted under the tests (increased by the amount of any gain and reduced by the amount of any loss allocable to such excess for the Plan Year to which such excess applies, but not for the period between the last day of the Plan Year and the date of distribution of the excess). Corrective distributions, if any, shall be made to such Highly Compensated Employees in order of the amount of Pre-tax Contributions beginning with the highest amount of such Pre-tax Contributions, no later than 2 1/2 months following the end of the Plan Year. As an alternative to making corrective distributions to correct the test, the Employer may make a Qualified Non-Elective Contribution to the Accounts of

            NHCEs in an amount necessary to cause the test to be passed.

12.3  Special Testing of Contributions

      The provisions of this Section 12.3 shall only be effective to the extent the Plan or mandatorily disaggregated portion of the Plan does not meet the safe harbor requirements of Code sections 401(k)(12) and 401(m)(11) or to the extent After-tax Contributions must be tested.

      For each Plan Year, the Employer shall check the actual contribution percentages for Company Matching Contributions and After-tax Contributions (referred to as Contributions) against the tests outlined below. Company Matching Contributions and After-tax Contributions to the ESOP Component of the Plan are tested separately from the Company Matching Contributions and After-tax Contributions to the Savings Plan Component of the Plan. For purposes of this testing, all Eligible Employees shall be separated into two groups: Highly Compensated Employees and Non-Highly Compensated Employees.

      Eligible Employees for purposes of this Section shall mean all Employees who are eligible to participate in the Plan during the Plan Year for which the tests are being made.

      Only one of the following two tests need be satisfied for there not to be a reduction in the percentage of Contributions for the group of Highly Compensated Employees.

      Test I - The ACP for the group of Highly Compensated Employees for the current Plan Year is not more than the ACP of all other Eligible Employees for the preceding Plan Year (or, if the Employer elects in accordance with the Code, the current Plan Year) multiplied by 1.25.

      Test II - The  excess  of the ACP  for the  group  of  Highly  Compensated
                Employees for the current Plan Year over the ACP for all other Eligible Employees for the preceding Plan Year (or, if the Employer elects in accordance with the Code, the current Plan
                Year) is not more than 2 percentage points, and the actual contribution percentage for the group of Highly Compensated Employees for the current Plan Year is not more than the ACP for all other Eligible Employees as of the preceding Plan Year multiplied by 2.0.

      The contribution percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately) for each Eligible Employee in such group of the amount of Contributions actually paid to this Plan and contributions to any other plan which is aggregated with this Plan for purposes of Code section 410(b) (other than in conducting the average benefits test), on behalf of each such Eligible Employee to such Eligible Employee's Compensation for the Plan Year. For purposes of this Section, the actual contribution ratio of a Highly Compensated Employee will be determined by treating all plans subject to Code section 401(m) under which the Highly Compensated Employee is Eligible, as a single plan.

      All rules of application with reference to Tests I and II shall be governed by Code section 401(m) and any rules and regulations issued pursuant thereto.

      The Employer may elect to use Pre-tax Contributions from the ADP test described in Section 12.2 for purposes of the ACP test so long as the ADP test is met before the Pre-tax Contributions are used in the ACP test and continues to be met following the exclusion of those Pre-tax Contributions that are used to meet the ACP test and the applicable conditions prescribed in Treasury Regulations Section 1.401(m)-1(b)(5), which are incorporated herein by reference, are satisfied.

      The maximum amount of Contributions may be reduced, on a nondiscriminatory basis, from time to time during a Plan Year by the Administrator so as to permit the Plan to satisfy the tests described in this Section. The Administrator shall prescribe the methods and procedures by which such reductions shall be accomplished. Notwithstanding the preceding sentence, if at the end of the Plan Year, the tests are not satisfied, the Administrator shall direct the distribution to certain Highly Compensated Employees of the amounts by which Contributions actually paid on behalf of such Highly Compensated Employees exceed the maximum amount of such contributions permitted under the tests (increased by the amount of any gain and reduced by the amount of any loss allocable to such excess for the Plan Year to which such excess applies, but not for the period between the last day of the Plan Year and the date of distribution of the excess). Corrective distributions, if any, shall be made to such Highly Compensated Employees in order of the amount of Contributions beginning with the highest of such Contributions, no later than 2-1/2 months following the end of the Plan Year. Distributions will first be made from After-tax Contributions. To the extent such excess Contributions are not vested and must be distributed, such amounts shall be forfeited and used to reduce future Company Matching Contributions

12.4  Separate Testing

      (a) Multiple Employers - The determination of HCEs, NHCEs, and the performance of the ADP and ACP Tests and any corrective action resulting there from shall be made separately with regard to the Employees of each Employer (and its Related Companies) that is not a Related Company with the other Employer(s).

      (b) Collective Bargaining Units - The performance of the ADP Test, and if applicable, the ACP Test, and any corrective action resulting there from shall be applied separately to Employees who are eligible to participate in the Plan as a result of a collective bargaining agreement.

      In addition, separate testing may be applied, at the discretion of the Administrator and to the extent permitted under Treasury regulations, to any group of Employees for whom separate testing is permissible.

                                  ARTICLE XIII

                  MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS

13.1  Annual Addition Defined

      The sum of all amounts allocated to the Participant's Account for a Plan Year. Amounts include contributions (except for rollovers or transfers from another qualified plan), forfeitures and, if the Participant is a Key Employee (pursuant to Article XIV) for the applicable or any prior Plan Year, medical benefits provided pursuant to Code section 419A(d)(1). For purposes of this Section 13.1, Account also includes a Participant's account in all other defined contribution plans currently or previously maintained by any Related Company. The Plan Year refers to the year to which the allocation pertains, regardless of when it was allocated. The Plan Year shall be the Code section 415 limitation year.

13.2  Maximum Annual Addition

      The Annual Addition to a Participant's accounts under this Plan and any other defined contribution plan maintained by any Related Company for any Plan Year shall not exceed the lesser of (1) 100% of his or her Taxable Income (including any Deferrals to this Plan or any other plan under Code sections 401(k), 403(b), 132(f)(4) or 125) or (2) $40,000 (as adjusted for cost of living pursuant to Code section 415(d)).

13.3  Avoiding an Excess Annual Addition

      If, at any time during a Plan Year, the allocation of any additional Contributions would produce an excess Annual Addition for such year, Contributions to be made for the remainder of the Plan Year shall be limited to the amount needed for each affected Participant to receive the maximum Annual Addition.

13.4  Correcting an Excess Annual Addition

      Upon the discovery of an excess Annual Addition to a Participant's Account (resulting from forfeitures, allocations, reasonable error in determining Participant compensation or the amount of elective contributions, or other facts and circumstances acceptable to the Internal Revenue Service) the excess amount (adjusted to reflect investment gains) shall first be returned to the Participant to the extent of his or her After-tax Contributions, and then to the extent of his or her Pre-tax Contributions (however to the extent After-tax and/or Pre-tax Contributions were matched, the applicable Company Matching Contributions shall be forfeited in proportion to the returned matched After-tax and/or Pre-tax Contributions) and the remaining excess, if any, shall be forfeited by the Participant and together with forfeited Company Matching Contributions, used to reduce subsequent Contributions as soon as is administratively feasible.

13.5  Correcting a Multiple Plan Excess

      If a Participant, whose Account is credited with an excess Annual Addition, received allocations to more than one defined contribution plan, the excess shall be corrected by reducing the Annual Addition to this Plan only after all possible reductions have been made to the other defined contribution plans.

                                   ARTICLE XIV

                                 TOP HEAVY RULES

14.1  Top Heavy Definitions

      When capitalized, the following words and phrases have the following meanings when used in this Section:

      (a) Aggregation Group - The group consisting of the Plan and each qualified plan sponsored by the Employer (and its Related Companies)
            (1) in which a Key Employee is a participant or was a participant during the determination period (regardless of whether such plan has terminated), or (2) which enables this Plan or any other plan in which a Key Employee participates to meet the requirements of Code sections 401(a)(4) or 410(b) ("required aggregation group"). The Employer may elect to include with the required aggregation group any other plan or plans of the Employer or Related Company not required to be included in the required aggregation group so long as their inclusion as a part of the group would not cause such group to fail to meet the requirements of Code sections 401(a)(4) and 410(b) ("permissive aggregation group").

      (b) Determination Date - The last Trade Date of the preceding Plan Year or, in the case of the Plan's first year, the last Trade Date of the first Plan Year.

      (c) Key Employee - A current or former Employee (or his or her Beneficiary) who at any time during the five year period ending on the Determination Date was:

            (1) an officer of a Related Company whose Compensation exceeds $130,000 (as adjusted under Code section 416(i)(1) for Plan Years beginning after December 31, 2002);

            (2)   a 5% Owner; or

            (3)   a 1% Owner whose Compensation exceeds $150,000.

      (d) Plan Benefit - The sum as of the Determination Date of (1) an Employee's Account, (2) the present value of his or her other accrued benefits provided by all qualified plans within the Aggregation Group, and (3) the aggregate distributions made within the one year period ending on such date. In the case of a distribution made for a reason other than separation from service, death, or disability, the forgoing item (3) shall be applied by substituting "five year period" for "one year period." Plan Benefits shall exclude rollover contributions and plan to plan transfers made after December 31, 1983 which are both employee initiated and from a plan maintained by a non-related employer.

      (e)   Top  Heavy  - The  Plan's  status  when  the  Plan  Benefits  of Key
            Employees account for more than 60% of the Plan Benefits of all Employees who have performed services at any time during the one-year period ending on the Determination Date. The Plan Benefits of Employees who were, but are no longer, Key Employees (because they have not been an officer or Owner during the one year period), are excluded in the determination.

      (f) Non-Key Employee - Any Employee who is not a Key Employee shall be a Non-Key employee and shall include an Employee who was formerly a Key Employee.

14.2  Special Contributions

      (a) Minimum Contribution Requirement - For each Plan Year in which the Plan is Top Heavy, the Employer shall not allow any contributions(other than a Rollover Contribution) to be made by or on behalf of any Key Employee unless the Employer makes a contribution (other than Pre-tax and Company Matching Contributions) on behalf of all Participants who were Eligible Employees as of the last day of the Plan Year in an amount equal to at least 3% of each such Participant's Taxable Income. The Administrator shall remove any such contributions (including applicable investment gain or loss) credited to a Key Employee's Account in violation of the foregoing rule and return them to the Employer or Employee to the extent permitted by the Limited Return of Contributions paragraph of
            Article XVIII.

      (b) Overriding Minimum Benefit - Notwithstanding, contributions shall be permitted on behalf of Key Employees if the Employer also maintains a defined benefit plan which automatically provides a benefit which satisfies the Code section 416(c)(1) minimum benefit requirements, including the adjustment provided in Code section 416(h)(2)(A), if applicable. If this Plan is part of an aggregation group in which a Key Employee is receiving a benefit and no minimum is provided in any other plan, a minimum contribution of at least 3% of Taxable Income shall be provided to the Employees specified in the preceding paragraph of this plan. In addition, the Employer may offset a defined benefit minimum by contributions (other than Pre-tax and Company Matching Contributions) made to this Plan.

14.3  Special Vesting

      If the Plan becomes Top Heavy after the Effective Date, vesting for all Employees shall thereafter be accelerated to the extent the following vesting schedule produces a greater vested percentage for the Employee than the normal vesting schedule at any relevant time:

                          Years of           Vested
                       Vesting Service     Percentage
                       ---------------     ----------
                        Less than 3            0%

                         3 or more            100%

                                   ARTICLE XV

                               PLAN ADMINISTRATION

15.1  Plan Delineates Authority and Responsibility

      Plan fiduciaries include the Company, the Administrator, the Committee and/or the Trustee, as applicable, whose specific duties are delineated in this Plan. In addition, Plan fiduciaries also include any other person to whom fiduciary duties or responsibility is delegated with respect to the Plan. Any person or group may serve in more than one fiduciary capacity with respect to the Plan. To the extent permitted under ERISA Section 405, no fiduciary shall be liable for a breach by another fiduciary.

15.2  Fiduciary Standards

      Each fiduciary shall:

      (a) discharge his or her duties in accordance with this Plan to the extent they are consistent with ERISA;

      (b) use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

      (c) act with the exclusive purpose of providing benefits to Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan;

      (d) diversify Plan investments, to the extent such fiduciary is responsible for directing the investment of Plan assets, so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

      (e) treat similarly situated Participants and Beneficiaries in a uniform and nondiscriminatory manner.

15.3  Company is ERISA Plan Administrator

      The Company is the plan administrator, within the meaning of ERISA section 3(16), which is responsible for compliance with all reporting and disclosure requirements, except those that are explicitly the responsibility of the Trustee under applicable law. The Administrator and/or Committee shall have any necessary authority to carry out such functions through the actions of the Administrator, duly appointed officers of the Company, and/or the Committee.

15.4  Administrator Duties

      The Administrator shall have the discretionary authority to construe this Plan, other than the provisions which relate to the Trustee, and to do all things necessary or convenient to effect the intent and purposes of the Plan, whether or not such powers are specifically set forth in this Plan. Actions taken in good faith by the Administrator shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law. In addition to the duties listed elsewhere in this Plan, the Administrator's authority shall include, but not be limited to, the discretionary authority to:

      (a) determine, in its sole discretion, who is eligible to participate, if a contribution qualifies as a rollover contribution, the allocation of Contributions, and the eligibility for loans, withdrawals and distributions;

      (b) provide each Participant with a summary plan description no later than 90 days after he or she has become a Participant (or such other period permitted under ERISA section 104(b)(1), as well as informing each Participant of any material modification to the Plan in a timely manner;

      (c) make a copy of the following documents available to Participants during normal work hours: this Plan (including subsequent amendments), all annual and interim reports of the Trustee related to the entire Plan, the latest annual report and the summary plan description;

      (d) determine the fact of a Participant's death and of any Beneficiary's right to receive the deceased Participant's interest based upon such proof and evidence as it deems necessary;

      (e) establish and review at least annually a funding policy bearing in mind both the short-run and long-run needs and goals of the Plan. To the extent Participants may direct their own investments, the funding policy shall focus on which Investment Funds are available for Participants to use; and

      (f)   adjudicate  claims  pursuant to the claims  procedure  described  in
            Article XVII and to interpret, in its sole discretion, the provisions of the Plan and Trust Agreement and to make and publish such rules for their regulation as are not inconsistent with the terms thereof.

15.5  Advisors May be Retained

      The Administrator may retain such agents and advisors (including attorneys, accountants, actuaries, consultants, record keepers, investment counsel and administrative assistants) as it considers necessary to assist it in the performance of its duties. The Administrator shall also comply with the bonding requirements of ERISA section 412.

15.6  Delegation of Administrator Duties

      The Company, as Administrator of the Plan, has appointed a Committee to administer the Plan on its behalf. The Company shall provide the Trustee with the names and specimen signatures of any persons authorized to serve as Committee members and act as or on its behalf. Any Committee member appointed by the Company shall serve at the pleasure of the Company, but may resign by written notice to the Company. Committee members shall serve without compensation from the Plan for such services. Except to the extent that the Company otherwise provides, any delegation of duties to a Committee shall carry with it the full discretionary authority of the Administrator to complete such duties.

15.7  Committee Operating Rules

      (a) Actions of Majority - Any act delegated by the Company to the Committee may be done by a majority of its members. The majority may be expressed by a vote at a meeting or in writing without a meeting, and a majority action shall be equivalent to an action of all Committee members.

      (b) Meetings - The Committee shall hold meetings upon such notice, place and times as it determines necessary to conduct its functions properly.

      (c) Reliance by Trustee - The Committee may authorize one or more of its members to execute documents on its behalf and may authorize one or more of its members or other individuals who are not members to give written direction to the Trustee in the performance of its duties. The Committee shall provide such authorization in writing to the Trustee with the name and specimen signatures of any person authorized to act on its behalf. The Trustee shall accept such direction and rely upon it until notified in writing that the Committee has revoked the authorization to give such direction. The Trustee shall not be deemed to be on notice of any change in the membership of the Committee, parties authorized to direct the Trustee in the performance of its duties, or the duties delegated to and by the Committee until notified in writing.

                                   ARTICLE XVI

                            MANAGEMENT OF INVESTMENTS

16.1  Trust Agreement

      All Plan assets shall be held by the Trustee in trust, in accordance with those provisions of this Plan which relate to the Trustee, for use in providing Plan benefits and paying Plan expenses not paid directly by the Employer. Plan benefits will be drawn solely from the Trust and paid by the Trustee as directed by the Administrator. Notwithstanding, the Administrator may appoint, with the approval of the Trustee, another trustee to hold and administer Plan assets which do not meet the requirements of Section 16.2.

16.2  Investment Funds

      The Administrator is hereby granted authority to direct the Trustee to invest Trust assets in one or more Investment Funds. The current Investment Funds are listed on Appendix A. The number and composition of Investment Funds may be changed from time to time, without the necessity of amending this Plan document. The Trustee may establish reasonable limits on the number of Investment Funds as well as the acceptable assets for any such Investment Fund. Each of the Investment Funds may be comprised of any of the following:

      (a) shares of a registered investment company, whether or not the Trustee or any of its affiliates is an advisor to, or other service provider to, such company;

      (b) collective investment funds maintained by the Trustee, or any other fiduciary to the Plan, which are available for investment by trusts which are qualified under Code sections 401(a) and 501(a);

      (c) individual equity and fixed income securities which are readily traceable on the open market;

      (d) guaranteed investment contracts issued by a bank or insurance company;

      (e)   interest bearing deposits of the Trustee; and

      (f)   Company Stock.

      Any Investment Fund assets invested in a collective investment fund, shall be subject to all the provisions of the instruments establishing and governing such fund. These instruments, including any subsequent amendments, are incorporated herein by reference.

16.3  Authority to Hold Cash

      The Trustee shall have the authority to cause the investment manager of each Investment Fund to maintain sufficient deposit or money market type assets in each Investment Fund to handle the Fund's liquidity and disbursement needs.

16.4  Trustee to Act Upon Instructions

      The Trustee shall carry out instructions to invest assets in the Investment Funds as soon as practicable after such instructions are received from the Administrator, Participants, or Beneficiaries. Such instructions shall remain in effect until changed by the Administrator, Participants or Beneficiaries.

16.5  Administrator Has Right to Vote Registered Investment Company Shares

      The Administrator shall be entitled to vote proxies or exercise any shareholder rights relating to shares held on behalf of the Plan in a registered investment company. Notwithstanding, the authority to vote proxies and exercise shareholder rights related to such shares held in a Custom Fund is vested as provided otherwise in Article XVI.

16.6  Custom Fund Investment Management

      The Administrator may designate, with the consent of the Trustee, an investment manager for any Investment Fund established by the Trustee solely for Participants of this Plan (a Custom Fund). The investment manager may be the Administrator, Trustee or an investment manager pursuant to ERISA section 3(38).The Administrator shall advise the Trustee in writing of the appointment of an investment manager and shall cause the investment manager to acknowledge to the Trustee in writing that the investment manager is a fiduciary to the Plan.

      A Custom Fund shall be subject to the following:

      (a) Guidelines - Written guidelines, acceptable to the Trustee, shall be established for a Custom Fund. If a Custom Fund consists solely of collective investment funds or shares of a registered investment company (and sufficient deposit or money market type assets to handle the Fund's liquidity and disbursement needs), its' underlying instruments shall constitute the guidelines.

      (b) Authority of Investment Manager - The investment manager of a Custom Fund shall have the authority to vote or execute proxies, exercise shareholder rights, manage, acquire, and dispose of Trust assets. Notwithstanding, the authority to vote proxies and exercise shareholder rights related to shares of Company Stock held in a Custom Fund is vested as provided otherwise in Article XVI.

      (c) Custody and Trade Settlement - Unless otherwise expressly agreed to by the

            Trustee, the Trustee shall maintain custody of all Custom Fund assets and be responsible for the settlement of all Custom Fund trades. For purposes of this section, shares of a collective investment fund, shares of a registered investment company and guaranteed investment contracts issued by a bank or insurance company, shall be regarded as the Custom Fund assets instead of the underlying assets of such instruments.

      (d) Limited Liability of Co-Fiduciaries - Neither the Administrator nor the Trustee shall be obligated to invest or otherwise manage any Custom Fund assets for which the Trustee or Administrator is not the investment manager nor shall the Administrator or Trustee be liable for acts or omissions with regard to the investment of such assets except to the extent required by ERISA.

16.7  Authority to Segregate Assets

      The Company may direct the Trustee to split an Investment Fund into two or more funds in the event any assets in the Fund are illiquid or the value is not readily determinable. In the event of such segregation, the Company shall give instructions to the Trustee on what value to use for the split-off assets, and the Trustee shall not be responsible for confirming such value.

16.8  Maximum Permitted Investment in Company Stock

      If the Company provides for a Company Stock Fund the Fund shall be comprised of Company Stock and sufficient deposit or money market type assets to handle the Fund's liquidity and disbursement needs. The Fund may be as large as necessary to comply with Participants' and Beneficiaries' investment elections as well the total investment of Participants' and Beneficiaries' Company Matching Accounts.

      The Company Stock Fund is an Employee Stock Ownership Plan ("ESOP") as defined under Code section 4975(e)(7). As such, the ESOP is established to enable Participants and Beneficiaries to acquire Company Stock. The ESOP will be invested primarily in Company Stock and will comply with all ESOP requirements set forth in the Code or Treasury regulations.

      The Company Stock Fund is credited with Company Stock either contributed directly by the Company or purchased with Company contributions. The Company Stock Fund is also credited with Company Stock purchased pursuant to investment elections by Plan Participants.

16.9  Participants Have Right to Vote and Tender Company Stock

      Each Participant or Beneficiary shall be entitled to instruct the Trustee as to the voting or tendering of any full or partial shares of Company Stock held on his or her behalf in the Company Stock Fund. Prior to such voting or tendering of Company stock, each Participant or Beneficiary shall receive a copy of the proxy solicitation or other material relating to such vote or tender decision and a blank form for the Participant or Beneficiary to complete which confidentially instructs the Trustee to vote or tender such shares in the manner indicated by the Participant or Beneficiary. Upon receipt of such instructions, the Trustee shall act with respect to such shares as instructed. With respect to shares for which no instructions were received, the Trustee shall vote the shares in the same proportion as the shares actually voted by the Participants and Beneficiaries. With respect to a tender offer, a failure by a Participant or Beneficiary to instruct the Trustee shall be regarded as the Participant's or Beneficiary's instruction not to tender his or her shares.


16.10 Registration and Disclosure for Company Stock

      The Administrator shall be responsible for determining the applicability (and, if applicable, complying with) the requirements of the Securities Act of 1933, as amended, and any other applicable blue sky law. The Administrator shall also specify what restrictive legend or transfer restriction, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the Trustee to effectuate a resale of such securities.

16.11 Reinvestment of Dividends Paid on Company Stock in the Company Stock Fund


      Any dividends paid on Company Stock in the Company Stock Fund may, at the election of the Participant or Beneficiary, be reinvested in Company Stock. The Participant or Beneficiary will have options (a), (b) or (c) as outlined below with respect to such dividend:

      (a)   have the dividend paid in cash to the Participant or Beneficiary; or

      (b) have the dividend payable to the Plan and distributed in cash to the Participant or Beneficiary within 90 days after the close of the Plan Year of the dividend payment; or

      (c)   have the dividend paid to the Plan and reinvested in Company Stock.

      If a Participant or Beneficiary makes no election, he will deemed to have elected to have the dividend paid to the Plan and reinvested in Company Stock under option (c) above.

      Any dividends paid to the Plan will be maintained in the ESOP Investment Fund pending the purchase of Company Stock for the Company Stock Fund.

                                  ARTICLE XVII

               RIGHTS, PROTECTION, CONSTRUCTION, AND JURISDICTION

17.1  Plan Does Not Affect Employment Rights

      The Plan does not provide any employment rights to any Employee. The Employer expressly reserves the right to discharge an Employee at any time, with or without cause, without regard to the effect such discharge would have upon the Employee's interest in the Plan.

17.2  Limited Return of Contributions

      Except as provided in this paragraph, (1) Plan assets shall not revert to the Employer nor be diverted for any purpose other than the exclusive benefit of Participants or their Beneficiaries; and (2) a Participant's vested interest shall not be subject to divestment. As provided in ERISA section 403(c)(2), the actual amount of a Contribution made by the Employer (or the current value of the Contribution if a net loss has occurred) may revert to the Employer if:

      (a)   such Contribution is made by reason of a mistake of fact;

      (b) initial qualification of the Plan under Code section 401(a) is not received and a request for such qualification is made within the time prescribed under Code section 401(b) (the existence of and Contributions under the Plan are hereby conditioned upon such qualification); or

      (c) such Contribution is not deductible under Code section 404 (such Contributions are hereby conditioned upon such deductibility) in the taxable year of the Employer for which the Contribution is made.

      The reversion to the Employer must be made (if at all) within one year of the mistaken payment of the Contribution, the date of denial of initial qualification, or the date of disallowance of deduction, as the case may be. A Participant shall have no rights under the Plan with respect to any such reversion.

17.3  Assignment and Alienation

      As provided by Code section 401(a)(13) and to the extent not otherwise required by law, no benefit provided by the Plan may be anticipated, assigned or alienated, except:

      (a) to create, assign or recognize a right to any benefit with respect to a Participant pursuant to a QDRO;

      (b) to use a Participant's vested Account balance as security for a loan from the Plan which is permitted pursuant to Code section 4975; or

      (c) to satisfy liabilities a Participant owes to the Plan due to (i) the Participant being convicted of committing a crime involving the plan; (ii) a civil judgment or consent order or decree being entered by a court in an action brought in connection with a violation of ERISA's fiduciary duty rules; or (iii) a settlement agreement between the Secretary of Labor or the PBGC and the Participant in connection with a violation of ERISA's fiduciary rules. The court order establishing liability must require that the Participant's Account be applied to satisfy the liability.

17.4  Claims Procedure Other Than Disability

      (a) Right to Make Claim - An interested party who disagrees with the Administrator's determination of his or her right to Plan benefits must submit a written claim and exhaust this claim procedure before legal recourse of any type is sought. The claim must include the important issues the interested party believes support the claim. The Administrator, pursuant to the authority provided in this Plan, shall either approve or deny the claim.

      (b) Process for Denying a Claim - The Administrator's partial or complete denial of an initial claim must include an understandable, written response covering (1) the specific reasons why the claim is being denied (with reference to the pertinent Plan provisions) and
            (2) the steps necessary to perfect the claim and obtain a final review.

      (c) Appeal of Denial and Final Review - The interested party may make a written appeal of the Administrator's initial decision, and the Administrator shall respond in the same manner and form as prescribed for denying a claim initially.

      (d) Time Frame - The initial claim, its review, appeal and final review shall be made in a timely fashion, subject to the following time table:
                                                             Days to Respond
                               Action                        From Last Action
        ------------------------------------------------     ----------------
            Administrator determines benefit                        NA
            Interested party files initial request               60 days
            Administrator's initial decision                     90 days
            Interested party requests final review               60 days
            Administrator's final decision                       60 days

            However, the Administrator may take up to twice the maximum response time for its initial and final review if it provides an explanation within the normal period of why an extension is needed and when its decision will be forthcoming.

17.5  Claims Appeal Procedure for Disability

      The Administrator will afford the applicant the right of a hearing with respect to any finding relating to a determination of Disability. The applicant shall be notified in writing of any decision with respect to a claim within a reasonable period of time but not later than 45 days after its submission. This 45 day period may be extended for an additional 30 days if necessitated by matters beyond the control of the Plan. If the decision is adverse, the notice shall be written in a manner calculated to be understood by the applicant and shall include:

      (a)   the specific reason or reasons for the denial;

      (b) specific references to the pertinent Plan provisions on which the denial is based;

      (c) a description of any additional material or information necessary for the applicant to perfect the claim and an explanation as to why such material or information is necessary;

      (d)   an explanation of the Plan's claim review procedures;

      (e)   a statement of the Participant's right to bring a civil action under section 502 of ERISA following a denial of the claim on review;

      (f) notification of the right to receive, upon request, a copy of any internal rules, guidelines, protocols, or other similar criteria used as a basis for the denial; and

      (g) notification of the right to receive, upon request, an explanation of the scientific or clinical judgment that was used in applying the terms of the Plan to the medical circumstances.

      The Participant may request copies of all documents, records and other information relevant to the denied claim. The Participant may also request access to:

      (i)   any  policy,   statement  or  guidance   concerning  the  condition,
            regardless of whether it was relied upon in the denial;

      (i) the identity of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the denial, regardless of whether the advice was relied upon in the denial; and

      (i)   any voluntary appeals process available under the Plan .

      In the event a claim for disability benefits is denied, the applicant or a duly authorized representative, at the applicant's sole expense, may appeal the denial to the Administrator within 180 days of the receipt of written notice of the denial. In pursuing such appeal the applicant or a duly authorized representative:

      (i)   may request in writing that the Administrator review the denial;

      (i)   may review pertinent documents; and

      (i)   may submit issues and comments in writing.

      The decision on review shall be made within a reasonable period of time but not later than 45 days after the Administrator's receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible but not later than 90 days after receipt of the request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original 45 day period. The decision on review shall be made in writing; shall be written in a manner calculated to be understood by the claimant; and shall include specific references to the provisions of the Plan on which the denial is based. If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review.

17.6  Construction

      Headings are included for reading convenience. The text shall control if any ambiguity or inconsistency exists between the headings and the text. The singular and plural shall be interchanged wherever appropriate. References to Participant shall include Beneficiary when appropriate and even if not otherwise already expressly stated.

17.7  Jurisdiction and Severability

      The Plan shall be construed, regulated and administered under ERISA and other applicable federal laws and, where not otherwise preempted, by the laws of the Commonwealth of Pennsylvania. If any provision of this Plan shall become invalid or unenforceable, that fact shall not affect the validity or enforceability of any other provision of this Plan. All provisions of this Plan shall be so construed as to render them valid and enforceable in accordance with their intent.

17.8  Indemnification by Employer

      The Employers hereby agree to indemnify all Plan fiduciaries against any and all liabilities resulting from any action or inaction, (including a Plan termination in which the Company fails to apply for a favorable determination from the Internal Revenue Service with respect to the qualification of the Plan upon its termination), in relation to the Plan or Trust (1) including (without limitation) expenses reasonably incurred in the defense of any claim relating to the Plan or its assets, and amounts paid in any settlement relating to the Plan or its assets, but (2) excluding liability resulting from actions or inactions made in bad faith, or resulting from the negligence or willful misconduct of the Trustee. The Company shall have the right, but not the obligation, to conduct the defense of any action to which this Section applies. The Plan fiduciaries are not entitled to indemnity from the Plan assets relating to any such action.

17.9  Reemployment of Veterans

      The requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994 will be complied within the operation of the Plan in the manner permitted under Section 414(u) of the Code.

                                  ARTICLE XVIII

                        AMENDMENT, MERGER AND TERMINATION

18.1  Amendment

      The Company reserves the right to amend this Plan at any time, to any extent and in any manner it may deem necessary or appropriate. The Company (and not the Trustee) shall be responsible for adopting any amendments necessary to maintain the qualified status of this Plan under Code sections 401(a) and 501(a). If the Committee is acting as the Administrator in accordance with Section 15.6, it shall have the authority to adopt Plan amendments which have no substantial adverse financial impact upon any Employer or the Plan. All interested parties shall be bound by any amendment, provided that no amendment shall:

      (a) become effective unless it has been adopted in accordance with the procedures set forth in Section 18.4;

      (b) except to the extent permissible under ERISA and the Code, make it possible for any portion of the Trust assets to revert to an Employer or to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants and Beneficiaries entitled to Plan benefits and to defray reasonable expenses of administering the Plan;

      (c) decrease the rights of any Employee to benefits accrued (including the elimination of optional forms of benefits) to the date on which the amendment is adopted, or if later, the date upon which the amendment becomes effective, except to the extent permitted under ERISA and the Code; nor

      (d) permit an Employee to be paid the balance of his or her Pre-tax Account unless the payment would otherwise be permitted under Code section 401(k).

18.2  Merger

      This Plan may not be merged or consolidated with, nor may its assets or liabilities be transferred to, another plan unless each Participant and Beneficiary would, if the resulting plan were then terminated, receive a benefit just after the merger, consolidation or transfer which is at least equal to the benefit which would be received if either plan had terminated just before such event.

18.3  Plan Termination

      The Company may, at any time and for any reason, terminate the Plan in accordance with the procedures set forth in Section 18.4, or completely discontinue contributions. Upon either of these events, or in the event of a partial termination of the Plan within the meaning of Code section 411(d)(3), the Accounts of each affected Employee who has not yet incurred a Break in Service shall be fully vested. If no successor plan is established  or  maintained,  lump  sum  distributions  shall  be  made in accordance with the terms of the Plan as in effect at the time of the Plan's termination or as thereafter amended provided that a post-termination amendment will not be effective to the extent that it violates Section 18.1 unless it is required in order to maintain the qualified status of the Plan upon its termination. The Trustee's and Employer's authority shall continue beyond the Plan's termination date until all Trust assets have been liquidated and distributed.

18.4  Amendment and Termination Procedures

      The following procedural requirements shall govern the adoption of any amendment or termination (a Change) of this Plan:

      (a) The Company may adopt any Change by action of its board of directors in accordance with its normal procedures.

      (b) The Committee, if acting as Administrator in accordance with Section 15.6, may adopt any amendment within the scope of its authority provided under Section 18.1 and in the manner specified in Section 15.7(a).

      (c) Any Change must be (1) set forth in writing, and (2) signed and dated by an executive officer of the Company or, in the case of an amendment adopted by the Committee.

      (d) If the effective date of any Change is not specified in the document setting forth the Change, it shall be effective as of the date it is signed by the last person whose signature is required under clause
            (2) above, except to the extent that another effective date is necessary to maintain the qualified status of this Plan under Code sections 401(a) and 501(a).

      (e) No Change shall become effective until it is accepted and signed by the Trustee (which acceptance shall not unreasonably be withheld).

18.5  Termination of Employer's Participation

      Any  Employer  may,  at any time and for any  reason,  terminate  its Plan participation by action of its board of directors in accordance with its normal procedures. Written notice of such action shall be signed and dated by an executive officer of the Employer and delivered to the Company. If the effective date of such action is not specified, it shall be effective on, or as soon as reasonably practicable, after the date of delivery. Upon the Employer's request, the Company may instruct the Trustee and Administrator to spin off affected Accounts and underlying assets into a separate qualified plan under which the Employer shall assume the powers and duties of the Company. Alternatively, the Company may treat the event as a partial termination described above or continue to maintain the Accounts under the Plan.

18.6  Replacement of the Trustee

      The Trustee may resign as Trustee under this Plan and the Trust or may be removed by the Company at any time upon at least 90 days written notice (or less if agreed to by both parties). In such event, the Company shall appoint a successor trustee by the end of the notice period. The successor trustee shall then succeed to all the powers and duties of the Trustee under this Plan and the Trust. If no successor trustee has been named by the end of the notice period, the Company's chief executive officer shall become the trustee, or if he or she declines, the Trustee may petition the court for the appointment of a successor trustee.

18.7  Final Settlement and Accounting of Trustee

      (a) Final Settlement - As soon as is administratively feasible after its resignation or removal as Trustee, the Trustee shall transfer to the successor trustee all property currently held by the Trust. However, the Trustee is authorized to reserve such sum of money as it may deem advisable for payment of its accounts and expenses in connection with the settlement of its accounts or other fees or expenses payable by the Trust. Any balance remaining after payment of such fees and expenses shall be paid to the successor trustee.

      (b) Final Accounting - The Trustee shall provide a final accounting to the Administrator within 90 days of the date Trust assets are transferred to the successor trustee.

      (a) Administrator Approval - Approval of the final accounting will automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

                              ADOPTION OF THE PLAN
                              --------------------


As evidenced of its adoption of the Plan, the Company has caused this instrument to be executed by its duly authorized officer and its corporate seal to be affixed hereto this day of , 20__, but to be effective January 1, 2004, except as otherwise provided herein.

ATTEST:  (SEAL)                        HARSCO CORPORATION



By:__________________________________ By:  ___________________________________
    Gerald Vinci, Senior Director          Mark E. Kimmel
    H.R. and Employment Counsel            General Counsel & Corporate Secretary

                                   APPENDIX A

                                INVESTMENT FUNDS

I.    Investment Funds Available

      The Investment Funds offered to Participants and Beneficiaries as of the Effective Date include this set of daily valued funds:

     Asset Class               Funds
     Company Stock             Harsco Stock Fund
     Aggressive Equity         Putnam New Opportunities Fund
     International Equity      Putnam International Growth Fund
     Growth Equity             Putnam Voyager Fund
     Index Equity              Putnam S&P 500 Index Fund
     Value Equity              Putnam Fund for Growth and Income
     Asset Allocation          Putnam Asset Allocation: Growth Portfolio
     Asset Allocation          Putnam Asset Allocation: Conservative Portfolio
     Income                    Putnam Income Fund
     Stable Value              Putnam Money Market Fund
     Asset Allocation          Putnam Asset Allocation: Balanced Portfolio
     Index Bond                Putnam Bond Index Fund
     Aggressive Equity         Ariel Appreciation Fund
     Growth Equity             Dodge & Cox Stock Fund
     Real Estate Equity        Morgan Stanley U.S. Real Estate Portfolio

II.   Default Investment Fund

      The default Investment Fund as of the Effective Date is the Money Market Fund.

III.  Maximum Percentage Restrictions Applicable to Certain Investment Funds

      As of the Effective Date, there are no maximum percentage restrictions applicable to any Investment Funds.


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


                                   APPENDIX B

                        MINIMUM DISTRIBUTION REQUIREMENTS

Section B1  General Rules
----------  -------------

B1.1. Effective Date. The provisions of this Appendix B will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

B1.2. Precedence. The requirements of this Appendix B will take precedence over any inconsistent provisions of the Plan.

B1.3. Requirements of Treasury Regulations Incorporated. All distributions required under this Appendix B will be determined and made in accordance with the Treasury regulations under Code section 401(a)(9).

B1.4. TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Appendix B, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

Section B2. Time and Manner of Distribution
----------- --------------------------------

B2.1. Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

B2.2. Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

         (a) If the Participant's surviving Spouse is the Participant's sole Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

         (a) If the Participant's surviving Spouse is not the Participant's sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

         (a) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

         (a) If the Participant's surviving Spouse is the Participant's sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section B2.2, other than B2.2(a), will apply as if the surviving Spouse were the Participant.

         For purposes of this Section B2.2 and Section B5, distributions are considered to begin on the Participant's required beginning date (or, if Section B2.2(d) applies, the date distributions are required to begin to the surviving Spouse under B2.2(a)). If annuity payments irrevocably commence to the Participant before the Participant's required beginning date (or to the surviving Spouse before the date distributions are required to begin to the surviving Spouse under B2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

B2.3. Form of Distribution. Unless the Participant's interest is distributed in the form of a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections B3, B4 and B5 of this Appendix B.

Section B3. Required Minimum Distributions During Participant's Lifetime
----------  ------------------------------------------------------------

B3.1. Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

         (a) the quotient obtained by dividing the Participant's Individual Account by the distribution period in the Uniform Lifetime Table in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

         (a) if the Participant's sole designated Beneficiary for the distribution calendar year is the Participant's Spouse, the quotient obtained by dividing the Participant's Individual Account by the number in the Joint and Last Survivor Table in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the distribution calendar year.

B3.2. Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Section B3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

Section B4. Required Minimum Distributions After Participant's Death
----------  --------------------------------------------------------

B4.1. Death on or after Date Distributions Begin.

      (a) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the
            Participant's death is the quotient obtained by dividing the Participant's Individual Account by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:

             (i) The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

             (i) If the Participant's surviving Spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving Spouse's age as of the Spouse's birthday in that year. For distribution calendar years after the year of the surviving Spouse's death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year.

             (i) If the Participant's surviving Spouse is not the Participant's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

      (b) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Individual Account by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.


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B4.2. Death Before Date Distributions Begin.
----  -------------------------------------

      (a) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Individual Account by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in Section B4.1.

      (b) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

      (c) Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving Spouse is the Participant's sole designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section B2.2(a), this Section B4.2 will apply as if the surviving Spouse were the Participant.

Section B5. Definitions
----------  -----------

B5.1. Designated   Beneficiary.   The   individual  who  is  designated  as  the
      Beneficiary under Section 1.5 of the Plan and is the designated Beneficiary under Code section 401(a)(9) and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

B5.2. Distribution   Calendar   Year.  A  calendar  year  for  which  a  minimum
      distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section B2.2. The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

B5.3. Life  Expectancy.  Life  expectancy  as computed by use of the Single Life
      Table in section 1.401(a)(9)-9 of the Treasury regulations.


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B5.4. Participant's  Individual  Account.  The Account as of the last  valuation date in the calendar year immediately  preceding the distribution calendar
      year  (valuation   calendar   year),   increased  by  the  amount  of  any
      contributions made and allocated or forfeitures allocated to the Account as of dates in the valuation calendar year after the valuation date, and decreased by distributions made in the valuation calendar year after the valuation date. The Account for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

B5.5. Required Beginning Date. The date specified in Section 11.8 of the Plan.


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